UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
 ☐  Preliminary Proxy Statement
 ☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒  Definitive Proxy Statement
 ☐  Definitive Additional Materials
 ☐  Soliciting Material Pursuant to §240.14a-12

Mistras Group, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):
☒  No fee required.
 ☐  Fee paid previously with preliminary materials.
 ☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

195 Clarksville Road, Princeton Junction, New Jersey 08550

Dear MISTRAS Group Shareholder:
April 7, 2026
We are pleased to invite you to attend the 2026 Annual Shareholders Meeting of MISTRAS Group, Inc. The 2026 Annual Meeting will be held on Tuesday, May 19, 2026, at 11:00 a.m., Eastern Time. The 2026 Annual Meeting will be conducted completely virtually, via a live webcast. You will be able to attend and participate in our 2026 Annual Meeting by visiting www.virtualshareholdermeeting.com/MG2026, where you will be able to listen to the 2026 Annual Meeting live, vote your shares and submit questions. There will be no physical meeting location.
At the 2026 Annual Meeting, you and our other shareholders will be asked to vote on the following:
•	Elect seven directors to our Board of Directors;
•
Ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of MISTRAS Group, Inc. for the year ending December 31, 2026;

•	The approval of an amendment to the MISTRAS Group, Inc. Amended and Restated 2016 Long-Term Incentive Plan to increase the number of shares authorized for issuance;
•	Approve, on an advisory basis, the compensation of MISTRAS Group, Inc.’s named executive officers; and
•	Conduct any other business which properly comes before the meeting.
You are entitled to participate in the virtual 2026 Annual Meeting if you were a shareholder as of the close of business on March 31, 2026, the record date, or hold a legal proxy for the 2026 Annual Meeting provided by your bank, broker, or nominee. To participate in the 2026 Annual Meeting webcast at www.virtualshareholdermeeting.com/MG2026, you must enter the control number found on your proxy card, voting instruction form or notice you receive. You may vote online during the 2026 Annual Meeting by following the instructions available on the 2026 Annual Meeting website during the 2026 Annual Meeting. Whether or not you plan to attend the 2026 Annual Meeting online, we urge you to vote and submit your proxy in advance of the 2026 Annual Meeting by one of the methods described in the proxy materials for the 2026 Annual Meeting.
Sincerely,

Manuel N. Stamatakis Executive Chairman of the Board	Natalia Shuman President and Chief Executive Officer

195 Clarksville Road, Princeton Junction, New Jersey 08550

Notice of Annual Meeting
April 7, 2026
The 2026 Annual Shareholders Meeting of MISTRAS Group, Inc. will be held on Tuesday, May 19, 2026, at 11:00 a.m., Eastern Time. The 2026 Annual Meeting will be held exclusively via webcast at www.virtualshareholdermeeting.com/MG2026. There will be no physical location of the 2026 Annual Meeting and you will only be able to attend the 2026 Annual Meeting via the webcast. The details of the 2026 Annual Meeting are as follows:

MEETING DETAILS
Time and Date May 19, 2026 Tuesday at 11:00 a.m. Eastern Time	Location Webcast at www.virtualshareholdermeeting.com/MG2026	Record Date March 31, 2026

ITEMS OF BUSINESS:

1	Election of seven directors, constituting the entire Board of Directors.
2
Ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of MISTRAS Group, Inc. for the year ending December 31, 2026.

3	The approval of an amendment to the MISTRAS Group, Inc. Amended and Restated 2016 Long-Term Incentive Plan to increase the number of shares authorized for issuance.
4	Approve, on an advisory basis, the compensation of MISTRAS Group, Inc.’s named executive officers

Who can vote: Holders of MISTRAS Group, Inc. common stock as of the close of business on March 31, 2026, are entitled to vote at the 2026 Annual Meeting and any adjournment or postponement of the meeting.
Attending the Meeting: Shareholders as of the close of business on March 31, 2026, or their duly appointed proxies, may attend the 2026 Annual Meeting online. To attend the 2026 annual meeting, go to www.virtualshareholdermeeting.com/MG2026, then enter the control number found on your proxy card, voting instruction form or notice you receive. You may vote during the 2026 Annual Meeting by following the instructions available on the meeting website during the 2026 Annual Meeting.
Voting by proxy: Please submit your proxy and/or voting instructions as described in the accompanying proxy statement or other proxy materials you receive promptly so that a quorum may be represented at the 2026 Annual Meeting.
By order of the Board of Directors
EILEEN COGGINS
Executive Vice President,
General Counsel and Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS.
This Proxy Statement and the MISTRAS Group, Inc. 2025 Annual Report are first being made available to shareholders on or about
April 7, 2026 and are available electronically on the Internet at
www.proxyvote.com and on the Company’s website at http://investors.mistrasgroup.com/financial-information.

General Information	1
Proxy Solicitation	1
Internet Availability of Proxy Materials	1
Voting Recommendation of the Board	1
Shareholders Entitled to Vote, Quorum	2
Votes Needed	2
How to Vote	2
Changing Your Vote	3
Effect of Not Casting Your Vote	3
Attending the Meeting	3
Tabulating the Votes	4
Voting Results	4
Corporate Governance	5
Overview	5
Board of Directors and Director Independence	6
Committees of the Board	6
Board Leadership Structure	8
Lead Director	8
Code of Ethics and Code of Conduct	8
Nomination of Directors	8
Director Resignation Policy	9
Stock Ownership Guidelines and Incentive Compensation Recoupment Policy	10
Insider Trading Compliance Policy	10
Other Key Governance Matters	10
Director Compensation	12
Compensation Committee Interlocks and Insider Participation	13
Certain Relationships, Proceedings and Related Person Transactions	14
Stock Ownership and Section 16 Compliance	16
Stock Ownership	16
Section 16(a) Beneficial Ownership Reporting Compliance	17
Proposals Requiring Shareholder Approval	19
Item 1: Election of Directors	19
Item 2: Ratification of Appointment of Independent Registered Public Accounting Firm	27
Fees of Our Independent Registered Public Accounting Firm	28
Item 3: The approval of an amendment to the MISTRAS Group, Inc. Amended and Restated 2016 Long-Term Incentive Plan to increase the number of shares authorized for issuance	30
Item 4: Advisory Vote on Executive Compensation	38
Compensation Committee Report	39

PROXY STATEMENT
General Information
We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at our 2026 annual meeting of shareholders (“2026 Annual Meeting”) and at any adjournment or postponement of the 2026 Annual Meeting. You are invited to attend the 2026 Annual Meeting, which will take place on May 19, 2026, beginning at 11:00 a.m., Eastern Time, via a webcast over the Internet at www.virtualshareholdermeeting.com/MG2026.
The terms “Mistras,” “MISTRAS,” the “Company,” “we,” “our” and “us” mean MISTRAS Group, Inc. and the term “Board” means our Board of Directors, unless the context indicates otherwise. We are incorporated in the state of Delaware, and our common stock, par value $.01 per share (the “common stock”), trades on the New York Stock Exchange (“NYSE”) under the symbol “MG.” Our fiscal year ends December 31.
PROXY SOLICITATION
The accompanying proxy is being solicited by our Board. The notice of 2026 Annual Meeting and this proxy statement (“Proxy Statement”) and proxy card or voting instructions are first being distributed to shareholders on or about April 7, 2026. In addition to this solicitation, employees of the Company may solicit proxies by telephone. All costs of the solicitation of proxies will be borne by the Company. On the proxy card or voting instruction included in the materials, a shareholder of record (that is, a shareholder who holds the shares in his, her or its own name with our transfer agent, Equiniti Trust Company, LLC) may substitute the name of another person in place of those persons presently named as proxies. To vote, a substitute proxy must present adequate identification to the Corporate Secretary or Inspector of Election for the 2026 Annual Meeting before the voting occurs.
At the 2026 Annual Meeting, the proxies appointed by the Board (the persons named in the proxy card or voting instructions) will vote your shares as you instruct. If you complete and submit your proxy without indicating how you would like to vote your shares, your proxy will be voted as the Board recommends.
INTERNET AVAILABILITY OF PROXY MATERIALS
We are using the Internet as our primary means of furnishing proxy materials to shareholders as permitted by the rules of the Securities and Exchange Commission (“SEC”). Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and 2025 Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose and how to attend the 2026 Annual Meeting via the Internet. This makes the proxy distribution process more efficient, less costly and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent electronically unless you change your election.
VOTING RECOMMENDATION OF THE BOARD
The Board recommends that shareholders vote:
•	FOR each of the seven nominees of the Board of Directors (Item 1);
•
FOR the ratification of the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026 (Item 2);

•	FOR the approval of the amendment to the MISTRAS Group, Inc. Amended and Restated 2016 Long-Term Incentive Plan to increase the number of shares authorized for issuance (Item 3); and
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers (Item 4).

Mistras Group, Inc.	1	2026 Proxy Statement

SHAREHOLDERS ENTITLED TO VOTE, QUORUM
Shareholders of record of our common stock at the close of business on March 31, 2026, are entitled to notice of and to vote at the 2026 Annual Meeting and any adjournments or postponements of the meeting. Each share entitles its owner to one vote.
The holders of a majority of the shares entitled to vote at the 2026 Annual Meeting must be present or represented by proxy in order to constitute a quorum for all matters to come before the 2026 Annual Meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. On the record date, we had 31,816,681 shares of common stock outstanding.
VOTES NEEDED
The following chart sets forth the proposals to be considered at the 2026 Annual Meeting, the voting choices for each proposal, the votes needed to elect directors and for each other agenda item to pass, and the manner in which votes will be counted.

	AGENDA ITEM	VOTING OPTIONS	VOTES NEEDED	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES
1	Election of Directors	For all nominees or withhold with respect to any or all nominees.	Plurality, meaning the seven nominees receiving the most votes for their election will be elected.	No effect.	No effect. No broker discretion to vote.
2	Ratification of Appointment of Auditors	For, against, or abstain.	Majority of the shares present or represented at the meeting and entitled to vote on the matter.	Counted as vote. Same effect as vote against.	Brokers have discretion to vote.
3	Approval of the Amendment to the MISTRAS Group, Inc. Amended and Restated 2016 Long-Term Incentive Plan	For, against, or abstain.	Majority of the shares present or represented at the meeting and entitled to vote on the matter.	Counted as vote. Same effect as vote against.	No effect. No broker discretion to vote.
4	Advisory Vote on the compensation of our named executive officers	For, against, or abstain.	Majority of the shares present or represented at the meeting and entitled to vote on the matter.	Counted as vote. Same effect as vote against.	No effect. No broker discretion to vote.

For Item 1, Election of Directors, as set forth in our Director Resignation Policy described on page 9, each director has agreed that if he or she receives more “Withheld” votes than “For” votes, the director will tender his or her resignation for consideration by the Corporate Governance Committee and the independent members of the Board.
HOW TO VOTE

Vote by Internet You may vote by proxy via the Internet by following the instructions provided on the enclosed proxy card.	Vote by Mail You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.	Vote Online at the Meeting You can vote at the 2026 Annual Meeting at www.virtualshareholdermeeting.com/ MG2026.

Shares held in your name as the shareholder of record may be voted by you online at the 2026 Annual Meeting. Shares held beneficially in street name may be voted by you online at the 2026 Annual Meeting only if you obtain a legal proxy from the bank, broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2026 Annual Meeting online, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting online.
You have the option of voting your shares over the Internet, by telephone or completing and returning a proxy card or voting instruction card. Voting over the Internet or telephone authorizes the named proxies to vote your shares as you direct. If you

Mistras Group, Inc.	2	2026 Proxy Statement

receive paper copies of our proxy materials and/or a proxy card or voting instruction card, you can also vote by marking, signing, and returning your proxy card or voting instruction card as directed in the materials you receive. More information on how to vote by proxy is included in the proxy materials.
If any other matters are properly presented for consideration at the 2026 Annual Meeting, the persons named on the proxy card will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the 2026 Annual Meeting.
CHANGING YOUR VOTE
You may change your vote at any time before the proxy is exercised. If you vote by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting online during the 2026 Annual Meeting or by giving written notice to the Secretary at 2026annualmeeting@mistrasgroup.com. If you vote over the Internet or by telephone, you may also change your vote with a timely and valid later Internet or telephone vote, as the case may be, or by voting online during the 2026 Annual Meeting. Attending the meeting online will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Corporate Secretary or Inspector of Election before the proxy is exercised or you vote online at the 2026 Annual Meeting via the webcast.
EFFECT OF NOT CASTING YOUR VOTE
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are a record holder of your shares of Mistras common stock. If you hold your shares through a bank, broker or other intermediary, which is commonly referred to as holding your shares in “street name,” you are a beneficial holder but not a record holder. If you hold your shares in street name and want your shares to count on Item 1 (election of directors), Item 3 (the amendment to the MISTRAS Group, Inc. Amended and Restated 2016 Long-Term Incentive Plan to increase the number of shares authorized for issuance), or Item 4 (advisory vote on the compensation of our named executive officers), you will need to instruct your bank or broker how you want your shares voted. If you hold your shares in street name and you do not instruct your bank or broker how to vote on Items 1, 3 or 4, no votes will be cast on your behalf on any of these items for which you did not provide voting instructions. Your bank or broker will have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2). Abstentions for Items 2, 3, or 4 will have the practical effect of a vote against such Item.
If you are a shareholder of record and do not return your proxy or attend the 2026 Annual Meeting online, your shares will not be considered present at the 2026 Annual Meeting for voting purposes or determining whether we have a quorum, and no votes will be cast for your shares at the 2026 Annual Meeting. If you return your proxy but do not cast your vote on your proxy, your shares will be voted as directed by the Board, which will be in favor of all the nominees listed in Item 1 and in favor of Items 2, 3, and 4. If you return your proxy but abstain from voting on one or more of the items of business, no votes will be cast on your behalf on any of the items of business at the 2026 Annual Meeting on which you abstained, but your shares will be counted for determining whether a quorum is present to conduct the 2026 Annual Meeting.
ATTENDING THE MEETING
You are entitled to attend the 2026 Annual Meeting only if you were a shareholder of Mistras or joint holder as of the record date, which is the close of business on March 31, 2026, or you hold a valid legal proxy for the 2026 Annual Meeting. We will be hosting the 2026 Annual Meeting live via webcast, with no physical location. A summary of the information you need to attend the 2026 Annual Meeting online is provided below:
•	Any shareholder can attend the 2026 Annual Meeting live via the Internet at: www.virtualshareholdermeeting.com/MG2026.
•	Webcast starts at 11:00 a.m. Eastern time on Tuesday, May 19, 2026.
•
Please have your control number to access the 2026 Annual Meeting webcast. The control number appears on the proxy card, in the Notice of Internet Availability of Proxy Materials, or in the instructions that accompanied your proxy materials.

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/MG2026.
•	Shareholders may vote and submit questions while attending the 2026 Annual Meeting on the Internet.

Mistras Group, Inc.	3	2026 Proxy Statement

Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/MG2026 on the day of the 2026 Annual Meeting.
TABULATING THE VOTES
A representative from Broadridge Financial Services will tabulate the votes and will serve as Inspector of Election for the 2026 Annual Meeting.
VOTING RESULTS
We will announce preliminary voting results at the meeting. Voting results will also be disclosed in a Form 8-K filed with the SEC soon after the meeting, which will also be available on our website.

Mistras Group, Inc.	4	2026 Proxy Statement

Corporate Governance
OVERVIEW
Our Board is committed to maintaining good corporate governance practices and believes this is an important element of our long-term success and the enhancement of shareholder value. The Board has adopted and adheres to corporate governance guidelines and practices that the Board and senior management believe are sound and promote this purpose. Our Board continuously reviews our governance practices and updates them, as appropriate, based upon Delaware law (the state in which we are incorporated), NYSE rules and listing standards, and SEC regulations, as well as best practices suggested by recognized governance authorities.
All of our relevant corporate governance documents are available on the corporate governance section of the investor page of our website at https://investors.mistrasgroup.com/corporate-governance. At this website, shareholders can view our:
Committee Charters
•	Audit Committee Charter
•	Compensation Committee Charter
•	Corporate Governance Committee Charter
•	Environmental, Social, and Safety Committee Charter
Key Governance Policies and Guidelines
•	Corporate Governance Guidelines
•	Director Nominating Process and Policy
•	Director Qualification Criteria
•	Director Resignation Policy
•	Related Person Transaction Policy
•	Stock Ownership Guidelines
•	Securityholder Communication Policy
•	Policies and Guidelines Regarding
Conduct
•	Code of Conduct
•	Code of Ethics for Principal Executive and Senior Financial Officers
•	Complaint Procedures for Accounting and Auditing Matters
•	Insider Trading Compliance Policy
•	Incentive Compensation Recoupment Policy for Executive Officers

Mistras Group, Inc.	5	2026 Proxy Statement

BOARD OF DIRECTORS AND DIRECTOR INDEPENDENCE
Our Board has set the number of directors for the Board at seven and currently the seven members consist of Nicholas DeBenedictis, James J. Forese, Richard H. Glanton, Michelle J. Lohmeier, Charles P. Pizzi, Natalia Shuman, and Manuel N. Stamatakis.
In February 2026, the Board and Corporate Governance Committee undertook a review of the independence of the directors and considered whether any director has a relationship with us that would preclude a determination of independence within the meaning of the rules of the NYSE. As a result of this review, our Board determined that Ms. Lohmeier and Messrs. DeBenedictis, Forese, Glanton and Pizzi, representing five of our seven current directors, are “independent directors” as defined under the NYSE rules.
COMMITTEES OF THE BOARD
Our Board has four standing committees: Audit Committee, Compensation Committee, Corporate Governance Committee and Environmental, Social and Safety Committee. Each committee operates pursuant to a written charter and all committees are comprised solely of independent directors under the applicable requirements of the NYSE and SEC. The composition of the committees is set forth below and a description of each committee follows.

Director	Audit Committee	Compensation Committee	Corporate Governance Committee	Environmental, Social and Safety Committee
Nicholas DeBenedictis
James Forese
Richard Glanton
Michelle Lohmeier
Charles Pizzi

= Chair	= Member

Audit Committee
Our Board has determined that each member of our Audit Committee meets the requirements for independence as defined by the SEC and NYSE rules and regulations and financial literacy and that Messrs. DeBenedictis and Forese qualify as audit committee financial experts under the applicable requirements of the NYSE and SEC rules and regulations. The Audit Committee is responsible for, among other things:
•	selecting and hiring our independent registered public accounting firm and approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;
•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements and accounting matters;
•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

Mistras Group, Inc.	6	2026 Proxy Statement

•
discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	preparing the audit committee report included in our proxy statement; and
•	overseeing our risk management and information technology and data security functions, including cybersecurity.
Compensation Committee
All the members of our Compensation Committee qualify as independent. The Compensation Committee is responsible for, among other things:
•
reviewing and approving the following for our executive officers: annual base salaries, cash and equity incentive compensation, including specific goals, targets and amounts, other equity compensation, employment agreements, severance and change in control arrangements and any other benefits, compensation or arrangements;

•	reviewing and approving the compensation discussion and analysis and issuing the Compensation Committee report included in our proxy statement;
•	appointing, overseeing and determining the work and compensation of any compensation consultant, independent legal counsel or other adviser retained by the Compensation Committee; and
•	administering, reviewing and making recommendations with respect to our equity compensation plans.
Corporate Governance Committee
Our Corporate Governance Committee is responsible for, among other things:
•	assisting our Board in identifying prospective director nominees and recommending to the Board nominees for election at each annual meeting of shareholders;
•	reviewing our corporate governance principles and practices and recommending changes, as appropriate, in light of developments in governance practices;
•	overseeing the evaluation of our Board and management;
•	reviewing succession planning;
•	recommending members for each Board committee to our Board;
•	reviewing compensation programs for our outside directors; and
•	reviewing and monitoring our code of conduct and actual and potential conflicts of interest of members of our Board and our executive officers.
Environmental, Social and Safety Committee
Our Environmental, Social and Safety Committee is responsible for, among other things:
•
reviewing and providing guidance to management on environmental and sustainability issues and impacts, and the integration of environmental compliance and sustainability into the Company’s business, including innovation, product design, manufacturing and sourcing, and operations;

•	reviewing and overseeing the Company’s health and safety programs, policies and practices;
•
reviewing and overseeing management’s social responsibility programs, policies and practices, including those involving corporate social responsibility, human rights, and workplace diversity and inclusion;

Mistras Group, Inc.	7	2026 Proxy Statement

•	overseeing the Company’s management of its risks and opportunities related to climate change and direct any findings related to such matters to any other appropriate committee of the Board.
•	reviewing the activities of the Company’s community and social impact initiatives;
•	reviewing the reporting to various stakeholders regarding corporate social responsibility; and
•
reviewing and providing guidance to management and reporting to the Board the involvement of significant corporate social responsibility issues in major business decisions, to protect the Company’s goodwill and human and intellectual capital.

BOARD LEADERSHIP STRUCTURE
Under our corporate governance guidelines, the Board does not have a policy on whether the roles of the Chairman and Chief Executive Officer, or CEO, should be separate or combined. The Board believes it should be free to determine what is best for the Company at a given point in time, as different leadership structures for a board of directors have their own advantages and disadvantages, which must be considered in the context of the specific circumstances, culture and challenges facing a company.
We currently separate the roles of CEO and Chairman of the Board. Natalia Shuman serves as our President and CEO, and is not an independent director, and Manuel “Manny” Stamatakis serves as our Executive Chairman and is not an independent director. James Forese, an independent director and Chair of our Corporate Governance Committee, serves as our independent Lead Director.
LEAD DIRECTOR
The Board established the position of independent Lead Director and determined it should be the chair of the Corporate Governance Committee. The Lead Director serves as a liaison between management and non-management members of the Board; participates in setting the agenda for Board meetings; leads the executive sessions, including follow-up actions; and is involved in other governance matters involving the Company. In October 2023, the Board appointed Mr. Forese to serve as Lead Director and Chair of the Corporate Governance Committee, succeeding Manny Stamatakis in those positions. With Manny Stamatakis remaining in an executive position as Executive Chairman of the Board, the Board has decided that Jim Forese shall remain in the position of Lead Director.
CODE OF ETHICS AND CODE OF CONDUCT
We have a Code of Ethics for Executive Officers and Senior Financial Officers and Managers, which applies to our CEO, Chief Financial Officer (“CFO”), Chief Accounting Officer (“CAO”), all other executive officers, the controller, the treasurer, the director of audit, the director of tax, the managing directors and controllers of international operations and other finance and accounting managers designated by the CEO or the CFO. This code of ethics requires that our leaders covered by the code act with honesty, integrity and a high level of ethics. This code also requires full, fair, timely and accurate reporting and disclosure of information in our reports to the SEC and to the public. We also have a Code of Conduct that applies to all our employees, officers and directors. Our Code of Conduct establishes guidelines for the honesty and professionalism we expect all Mistras directors, officers and employees to follow at all times when representing or working for Mistras and is intended to foster an atmosphere of high integrity and accountability.
The Code of Conduct requires directors, officers and all employees to comply with all laws and regulations and addresses issues such as dealing with customers and suppliers, protecting valuable company assets, avoiding conflicts of interest, and other matters involving good corporate conduct.
NOMINATION OF DIRECTORS
The Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and for recommending nominees to the Board for election at the annual meeting of shareholders or to fill vacancies on the Board between shareholder meetings. To facilitate this process, the Corporate Governance Committee and the Board adopted our Director Nominating Process and Policy and the Director Qualification Criteria. The Director Nominating Process and Policy and the Director Qualification Criteria articulate a process and qualifications that are clear, specific and prudent to help the Corporate Governance Committee and the Board identify and select qualified directors to meet our needs and provide a well-functioning Board.

Mistras Group, Inc.	8	2026 Proxy Statement

In accordance with the policy, the Corporate Governance Committee considers the Board’s current and anticipated strengths and needs. Among the criteria considered by the committee are experience or expertise in accounting, finance, management, international business, compensation, corporate governance, strategy, general business matters and industry knowledge, as well as diversity within the Board. The Board and the Corporate Governance Committee take diversity into account when considering potential director candidates. The Board and the Corporate Governance Committee will also prioritize independence when considering potential director candidates.
As set forth in the Director Qualification Criteria, the Board seeks candidates for director who possess the following criteria: (1) the highest level of integrity and ethical character, (2) personal and professional reputation consistent with the Company’s image and reputation, (3) sound business judgment, (4) financial literacy and a sound understanding of business strategy, business environment, corporate governance and board operations, (5) independence, (6) significant experience and proven superior performance in professional endeavors, (7) value board and team performance, (8) the ability to devote the time necessary for service on the Board, (9) skills and expertise in areas that will benefit the Board and (10) the ability to make a long-term commitment to serve on the Board. The Corporate Governance Committee is also cognizant of having at least one independent director who meets the definition of an audit committee financial expert under SEC rules. As part of its in-depth review of its committee charters and governance policies and practices described below, the Board shall strive to have directors who are diverse in experience, gender, race, ethnicity and age.
The Corporate Governance Committee may rely on various sources to identify potential director nominees. These include input from directors, management, other individuals that the Corporate Governance Committee considers reliable, and professional search firms. The Corporate Governance Committee will consider director nominations made by a shareholder or other sources (including self-nominees) if these individuals meet our Director Qualification Criteria. If a candidate proposed by a shareholder or other source meets the criteria, the individual will be considered on the same basis as other candidates. For consideration by the Corporate Governance Committee, the submission of a candidate must be sent to the attention of the Corporate Secretary at our headquarters at 195 Clarksville Road, Princeton Junction, New Jersey 08550. The submission should be received by February 18, 2027 in order to receive adequate consideration for the 2027 annual meeting and must include sufficient details to demonstrate that the potential candidate meets the Director Qualification Criteria. For a shareholder to nominate a director for election, the shareholder must meet the requirements of our bylaws and make the nomination in the time required by our bylaws, as set forth on page 60 under “Shareholder Proposals and Other Matters.”
DIRECTOR RESIGNATION POLICY
The Board has a Director Resignation Policy which provides that, in an uncontested election for directors, if a nominee for director receives more votes “withheld” or “against” than votes “for” his or her election, the director will promptly tender an offer of his or her resignation following certification of the shareholder vote. An uncontested election is any election of directors in which the number of nominees for election is less than or equal to the number of directors to be elected.
The Corporate Governance Committee will consider and recommend to the Board whether to accept the resignation offer, which the independent members of the Board will decide. The Corporate Governance Committee and Board will evaluate any such tendered resignation based upon the best interests of the Company and its shareholders. When deciding the action to take, the Board could accept or turn down the offer of resignation or decide to pursue additional actions such as the following:
•	allow the director to remain on the Board but not be nominated for re-election to the Board at the next election of directors;
•	defer acceptance of the resignation until the vacancy the resignation will create can be filled by the Board with a replacement director meeting the necessary qualifications; or
•	allow the director to remain on the Board if, in the view of the Corporate Governance Committee, the director has or is expected to correct the reason for the negative vote.
In addition, the Director Resignation Policy provides that if a director’s principal occupation or business association changes substantially during his or her tenure as a director (other than as a result of retirement), the director shall tender his or her resignation for consideration by the Corporate Governance Committee. The Corporate Governance Committee, in consultation with the Executive Chairman of the Board, will recommend to the Board the action, if any, to be taken with respect to the resignation.

Mistras Group, Inc.	9	2026 Proxy Statement

STOCK OWNERSHIP GUIDELINES AND INCENTIVE COMPENSATION RECOUPMENT POLICY
The Board adopted stock ownership guidelines for all directors and executive officers. Non-employee directors are required to hold all shares awarded during the prior three years of service. All of our non-employee directors are currently in compliance with the guidelines. The guidelines for our executive officers are discussed on page 45 in the Compensation Discussion and Analysis section of this Proxy Statement. The Board has also adopted an Incentive Compensation Recoupment Policy (often referred to as a claw-back policy), which is also discussed on page 46 in the Compensation Discussion and Analysis.
INSIDER TRADING COMPLIANCE POLICY
We have adopted an Insider Trading Compliance Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees of the Company and its subsidiaries that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the applicable rules and regulations of the NYSE.
OTHER KEY GOVERNANCE MATTERS
Board Oversight of Risk Management. The Board believes that overseeing how management manages the various risks the Company faces is one of its important responsibilities. The risk oversight function is led by the Board and the Audit Committee, but some areas are administered by committees tasked by the Board with oversight of specific risks, as summarized below.

BOARD/COMMITTEE	PRIMARY AREAS OF RISK OVERSIGHT
Board of Directors
Strategic, financial and execution risks and exposures associated with the annual plan, and strategic planning (including matters affecting capital allocation); other matters that may present material risk to the Company’s operations, plans, prospects or reputation; and acquisitions and divestitures (including through post-closing reviews).

Audit Committee
Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines, credit and liquidity matters, compliance matters, management’s risk management programs, information technology, data privacy and cybersecurity.

Corporate Governance Committee	Risks and exposures relating to our programs and policies for corporate governance and succession planning.
Compensation Committee
Risks and exposures associated with management development, and executive compensation programs and arrangements, including performance-based incentive plans. The Compensation Committee reviews compensation arrangements and programs to ensure that they do not create incentives for employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Environmental, Social and Safety Committee
Risks and exposures associated with our activities as a corporate citizen and policies in that regard, our activities pertaining to environmental matters and sustainability, and activities, policies and practices pertaining to employee and workplace safety.

The Board and its committees receive information and reports from management on the status of the Company and the risks associated with the Company’s strategy and business plans.

Mistras Group, Inc.	10	2026 Proxy Statement

MEETINGS
The following chart sets forth the number of meetings held by the Board and each of the four standing committees in 2025.

MEETINGS
Board of Directors	6
Audit Committee	7
Compensation Committee	4
Corporate Governance Committee	4
Environmental, Social and Safety Committee	4

Each director attended at least 75% of the total meetings of the Board and the committees on which the director served. Due to the interest our directors have in the activities of all committees and our meeting schedule, all our directors attended more than half of the Board committees’ meetings held in 2025.
Annual Meeting Attendance. The Company expects all directors (who are also all the director nominees) to attend the 2026 Annual Meeting. All of our directors attended our 2025 annual shareholders meeting.
Communication with the Board. Shareholders, employees and others may contact the Board or any of the Company’s directors (including the Lead Director) by writing to them c/o Corporate Secretary, Mistras Group, 195 Clarksville Road, Princeton Junction, New Jersey 08550. The Company’s process for handling communications to the Board or the individual directors is set forth in our Securityholder Communication Policy available on the corporate governance section of the investor page of our website at https://investors.mistrasgroup.com/corporate-governance.
Term Limits; Mandatory Retirement. The Board has decided not to have term limits or a mandatory retirement age for directors. The Board believes that a director should be evaluated based upon his or her abilities and contributions to the Board and an assessment of that individual’s qualities and qualifications to continue to serve as a director on the Board. Term limits and mandatory retirement may deprive the Board of a valuable member with significant insight and knowledge of Mistras and our industry.
Review of Charters and Policies: The Board and the committees review all committee charters and the governance policies, guidelines and practices annually and changes are made as needed.
Review of Cybersecurity: Our Board is responsible for the oversight of our cybersecurity program and our Audit Committee and Information Technology Leadership Team support the Board in the oversight of our information security program and are focused on cybersecurity and data privacy risk, including compliance with all applicable laws and regulations, incident response planning, timely identification and assessment of incidents, incident recovery and business continuity considerations. Periodic reports and updates concerning our cybersecurity program are provided to our Audit Committee and to our CEO and senior management, as appropriate. These reports include updates on our cyber risk and threats, the status of projects to strengthen our information network and data security, assessments of our information security program, and the emerging threat landscape. In 2025, the Audit Committee reviewed with management the Company’s information technology function, including data and cyber security, and the plans for further enhancement of these functions as technology and external threats continue to develop.
Environmental, Social and Safety: With the establishment of the Environmental, Social and Safety Committee, the Board and management have placed additional focus on our role as a member of the broader communities in which we operate and our practices around safety, health, environmental, human rights, and other social responsibility matters.
Employee, Officer and Director Hedging: Our policies regarding hedging are discussed under “Compensation Discussion and Analysis—Compensation Policies—Hedging Prohibitions” on page 46.

Mistras Group, Inc.	11	2026 Proxy Statement

Director Compensation
For 2025, the compensation program for our non-employee directors (other than Dr. Vahaviolos) provided for cash fees of $25,000 per quarter ($100,000 annually) and annual equity grants of $115,000 in shares of fully-vested common stock. The committee chairpersons received additional quarterly cash fees of $3,875 for the Audit Committee and $3,125 for the other committees and our Lead Director received $33,000 annually for responsibilities associated with this position.
For 2026, the cash component of director compensation will increase to $110,000 annually.
The following is the compensation paid to our non-employee directors in 2025.

	FEES EARNED IN CASH	STOCK AWARDS(1)	ALL OTHER COMPENSATION	TOTAL
Nicholas DeBenedictis	$100,000	$115,000		$215,000
James Forese	$151,000	$115,000		$266,000
Richard Glanton	$102,500	$115,000		$217,500
Michelle Lohmeier	$102,500	$115,000		$217,500
Charles Pizzi	$100,000	$115,000		$215,000
Sotirios Vahaviolos(2)	$50,000		$17,886	$67,886

(1)
Stock awards are valued based upon the grant date fair value in accordance with FASB ASC Topic 718, which utilizes the closing price on the grant date. As of December 31, 2025, there were no unvested awards held by our non-employee directors.

(2)
Dr. Vahaviolos was employed as a strategic advisor to the CEO, a position he assumed immediately upon his retirement as Executive Chairman of the Board in 2023, until his death in February 2025. Dr. Vahaviolos received a quarterly cash retainer of $50,000 as a director and was paid a portion of an annual salary of $100,000 for his role as a strategic advisor.

Mistras Group, Inc.	12	2026 Proxy Statement

Compensation Committee Interlocks and Insider Participation
During 2025, Michelle Lohmeier, as Committee Chair, James Forese and Richard Glanton served as members of our Compensation Committee. None of the members of our Compensation Committee, while serving on the Compensation Committee, has been an officer or employee of Mistras or had any other relationship with us requiring disclosure in this Proxy Statement. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Mistras Group, Inc.	13	2026 Proxy Statement

Certain Relationships, Proceedings and Related Person Transactions
POLICY AND PROCEDURE FOR APPROVAL OF RELATED PERSON TRANSACTIONS
We have a Related Person Transaction Policy, which requires review, approval or ratification by the Corporate Governance Committee for any transaction, arrangement or relationship or series of the foregoing in which we are a participant and any related person has or will have a material interest, including those for which disclosure is required under Item 404(a) of SEC Regulation S-K. Under this policy, any renewals, extensions or material amendments to a related party transaction, even if previously approved under the policy or by the Board, shall be subject to review, approval or ratification by the Corporate Governance Committee. For purposes of the policy, the term “related person” is as defined in Item 404 of SEC Regulation S-K and includes our directors, director nominees, executive officers, holders of 5% or more of our common stock, and the immediate family members of the foregoing individuals and entities.
Under the Related Person Transaction Policy, all our directors and executive officers have a duty to report to the CEO, General Counsel or Lead Director potential conflicts of interest or transactions with related persons. Management has established procedures for monitoring transactions that could be subject to approval or ratification under the Policy.
Once a related person transaction has been identified, the Corporate Governance Committee, and in some cases the Audit Committee, will review all the relevant facts and circumstances and approve or disapprove of the entry into the transaction. The Corporate Governance Committee will take into account, among other factors, whether the transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If advance approval of a transaction by the Corporate Governance Committee is not feasible, the transaction will be considered for ratification at the Corporate Governance Committee’s next regularly scheduled meeting.
TRANSACTIONS WITH RELATED PERSONS
There are no family relationships between or among any of our directors, director nominees and executive officers.
We lease our headquarters located at 195 Clarksville Road, Princeton Junction, New Jersey, from an entity majority-owned by a stockholder of the Company with significant influence. In 2025, the annual payments for this lease were $1,016,617.
Our subsidiary in Greece entered into an employment agreement with the daughter of our former director, Dr. Vahaviolos, who passed away in February 2025, pursuant to which she serves as its President and Managing Director. The employment agreement provides for a monthly salary and other compensation, including incentive bonuses, plus reimbursement of certain expenses. During 2025, Dr. Vahaviolos’ daughter received approximately $136,000 in total compensation and benefits. In addition, Dr. Vahaviolos’ daughter personally guaranteed payments on certain obligations of our Greek subsidiary. We have agreed to indemnify Dr. Vahaviolos’ daughter should she make any payments or incur any costs or loss on account of her guaranty. Another daughter of Dr. Vahaviolos is an employee in our Human Resource Department and received total compensation in 2025 of approximately $243,920, which Company management believes is in line with the total compensation of comparable positions at other companies.
Manny Stamatakis, our Executive Chairman, previously owned Capital Management Enterprise (“CME”), a firm that provided employee benefits consulting services to the Company. Mr. Stamatakis sold CME to Conner Strong and Buckelew (“CSB”) in 2020. Mr. Stamatakis remains an employee of CSB and provides employee benefit consulting services to CSB as needed. CSB provides insurance consulting and brokerage services to the Company. The Company paid CSB $405,000 in 2025 and is expected to pay substantially the same amount in 2026 for these services. CSB also receives normal and customary commissions from third-party benefits providers on account of coverages such third parties provide.

Mistras Group, Inc.	14	2026 Proxy Statement

LEGAL PROCEEDINGS
In October 2016, a company filed a lawsuit in Orange County, California Superior Court against one of our directors and a director nominee, Richard Glanton, along with a privately held company for which Mr. Glanton was a director and officer, and other parties for allegedly defaulting on loans, among other allegations. In the case, styled Luxury Asset Lending, LLC v. Philadelphia Television Network, Inc., Case No. 2016-00880965, the court entered a default judgment against Mr. Glanton and the company defendant in April 2017. In April 2019, the company defendant filed a motion to set aside the default judgment against it, which the court denied. Thereafter, the Fourth District Court of Appeal of California issued an opinion (Luxury Asset Lending, LLC v. Phila. Television Network, Inc., 270 Cal. Rptr. 3d 724 (Oct. 29, 2020)) reversing the denial. The matter is ongoing; see related proceedings in the Court of Common Pleas of Montgomery County, Pennsylvania styled Philadelphia Television Network, Inc. v. Newport Investment Group, LLC, Case No. 2025-10852.
In July 2017 and then in February 2022, Mr. Glanton filed separate voluntary proceedings under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of New Jersey. The 2017 case was styled In the Matter of Richard H. Glanton, Case No. 17-bk-24279, which has been closed. The February 2022 proceeding, styled In the Matter of Richard H. Glanton, Case No. 22-bk-11055, was converted in August 2022 to a Chapter 7 proceeding and a bankruptcy trustee was appointed. On January 6, 2026, the Chapter 7 trustee filed a certification that the bankruptcy estate has been fully administered and an application to be discharged. Certain limited proceedings in this matter are ongoing.
These legal and bankruptcy proceedings were not related in any way to Mr. Glanton’s service on our Board.
After reviewing this information, the Board decided to renominate Mr. Glanton for election as a director at the 2026 Annual Meeting based on his historical performance and his long-term dedicated service on the Company’s Board, his knowledge of Mistras’ business, and the breadth of experience he possesses.

Mistras Group, Inc.	15	2026 Proxy Statement

Stock Ownership and Section 16 Compliance
STOCK OWNERSHIP
The following table sets forth information regarding the beneficial ownership of our common stock as of March 1, 2026 by (1) each of our directors and nominees for director, (2) each of the executive officers named in the summary compensation table, (3) all our directors and executive officers as a group, and (4) each person or group of affiliated persons known by us to be the beneficial owners of more than 5% of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Shares of common stock that may be acquired by an individual or group within 60 days of March 1, 2026 pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not for the purpose of computing the percentage ownership of any other person shown in the table. The percentage of shares beneficially owned is computed on the basis of 31,578,384 shares of common stock outstanding as of March 1, 2026.
We believe that the shareholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such shareholders, except as disclosed otherwise. The address for the directors and named executive officers listed below is c/o Mistras Group, 195 Clarksville Road, Princeton Junction, NJ 08550.

Name	Shares Beneficially Owned(1)	Percentage of Class
Directors, Director Nominees and Officers	Shares(1)	Percent
Natalia Shuman	126,190	*
Nicholas DeBenedictis(2)	266,958	*
James J. Forese	170,181	*
Richard H. Glanton(3)	64,379	*
Michelle J. Lohmeier	92,361	*
Charles P. Pizzi	66,618	*
Manuel Stamatakis	1,135,609	3.6%
Edward J. Prajzner	154,920	*
Hani Hammad	88,357	*
Gennaro D’Alterio	47,423	*
Directors, Director Nominees and Executive Officers as a Group(1)	2,235,238	7.1%
* Indicates beneficial ownership of less than 1% of the total outstanding common stock.
5% Owners	Shares	Percent
2025 Irrevocable Two-Year Grantor Retained Annuity Trust of Aspasia F. Vahaviolos(4)	5,251,358	16.6%
Stephanie Foglia(4)(5)	6,862,978	21.7%
Aspasia Vahaviolos(4)(6)	6,105,650	19.3%
Kristy Kyriakopoulos(7)	1,617,006	5.1%
Mill Road Capital III, L.P. and related parties(8)	1,763,304	5.7%
Dimensional Fund Advisors LP(9)	1,623,141	5.2%

Mistras Group, Inc.	16	2026 Proxy Statement

(1)
Includes all unvested restricted stock units with only time-based restrictions (“RSUs”) and stock options which are currently exercisable, or can be exercised on or before April 29, 2026, for the following amounts:

	Stock Options	RSUs	Total
Natalia Shuman	—	126,190	126,190
Edward Prajzner	—	86,668	86,668
Gennaro D’ Alterio	—	37,406	37,406
Hani Hammad	—	68,234	68,234
Manuel Stamatakis	625,000	132,010	757,010
Directors and Executive Officers as a Group	625,000	449,508	1,074,508

(2)	Includes 25,000 shares owned by his spouse and 93,607 owned jointly with his spouse.
(3)	Includes 2,810 shares held in trust for the benefit of his child.
(4)
Based solely on a Schedule 13D filed jointly by the 2025 Irrevocable Two-Year Grantor Retained Annuity Trust of Aspasia F. Vahaviolos (the “2025 Trust”) and Stephanie Foglia on March 31, 2026. Includes 5,251,358 shares held by the 2025 Trust, which has shared voting and investment power over such shares. Stephanie Foglia, as trustee, has shared voting and investment power and may be deemed to share beneficial ownership of the shares held by the 2025 Trust. Aspasia Vahaviolos may be deemed to share beneficial ownership of the shares held by the 2025 Trust because of a potential right to re-acquire the shares within sixty days. The shares reported for the 2025 Trust are included in the amounts reported for Ms. Foglia and Ms. Vahaviolos due to their respective relationships to the 2025 Trust. Accordingly, such shares are reported for multiple persons but are not counted more than once in the total beneficial ownership. The address for the 2025 Trust is c/o Mistras Group, 195 Clarksville Road, Princeton Junction, NJ 08550.

(5)
Based solely on a Schedule 13D filed jointly by the 2025 Trust and Stephanie Foglia on March 31, 2026. Includes (i) 1,611,620 shares beneficially owned by Stephanie Foglia pursuant to which Ms. Foglia has sole voting and investment power and (ii) 5,251,358 shares held by the 2025 Trust, which, as trustee, Stephanie Foglia has shared voting and investment power and may be deemed to share beneficial ownership. The address for Stephanie Foglia is c/o Mistras Group, 195 Clarksville Road, Princeton Junction, NJ 08550.

(6)
Based solely on the Schedule 13G filed by Aspasia Vahaviolos on March 31, 2026. Includes (i) 854,292 shares beneficially owned by Aspasia Vahaviolos pursuant to which Ms. Vahaviolos has sole voting and investment power and (ii) 5,251,358 shares held by the 2025 Trust. Ms. Vahaviolos may be deemed to have beneficial ownership of the shares held by the 2025 Trust because of a potential right to re-acquire the shares within sixty days. The address for Ms. Vahaviolos is 7 Ridgeview Road Princeton, NJ 08540.

(7)
Based on the Amendment No .1 to Schedule 13G filed by Kristy Kyriakopoulos on March 31, 2026. Kristy Kyriakopoulos has sole voting and investment power over the shares. The address for Kristy Kyriakopoulos is 2 Suffolk Lane Princeton Junction, NJ 08550.

(8)
Based solely on a Schedule 13D/A filed with the SEC on March 10, 2025 by Thomas E. Lynch, Mill Road Capital III GP LLC, a Cayman Islands limited liability company, and Mill Road Capital III, L.P., a Cayman Islands exempted limited partnership. Mill Road Capital III, L.P. directly holds, and thus has sole voting and dispositive power over, 1,763,304 shares. Mill Road Capital III GP LLC, as sole general partner of the Fund, also has sole authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, these shares on behalf of Mill Road Capital III, L.P., and Thomas E. Lynch has shared authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, these shares in his capacity as Chairman and Management Committee Director of the Mill Road Capital III GP LLC. The address Thomas E. Lynch, Mill Road Capital III GP LLC and Mill Road Capital III, L.P. is 328 Pemberwick Road, Greenwich, CT, 06831.

(9)
Based solely on a Schedule 13G filed with the SEC on July 15, 2025 by Dimensional Fund Advisors LP (“Dimensional”). Of the 1,623,141 shares covered by the Schedule 13G, Dimensional has sole voting power with respect to 1,586,190 shares, no shared voting power, and sole dispositive power over all of the shares. Dimensional is a registered investment advisor that, directly or indirectly, furnishes investment advice to four registered investment companies and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (these companies, trusts and accounts are referred to as the “Funds”). The Funds are the owners of the shares covered by the Schedule 13G; to the knowledge of Dimensional, no single Fund owns more than 5% of our common stock. Dimensional disclaims beneficial ownership of the shares of our common stock owned by the Funds. The address for Dimensional is 6300 Bee Cave Road, Building One, Austin, TX 78746.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
We believe that during 2025, all reports for our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis, except for (i) a Form 3 and Form 4 filed on September 10, 2025 by Aspasia Felice Vahaviolos reporting her initial beneficial ownership and one transaction, respectively, (ii) a Form 4 filed on September 10, 2025 by the Sotirios Vahaviolos January 2023 2-Year Grantor Retained Annuity Trust reporting one transaction, (iii) a Form 4 filed on September 25, 2025 by Eileen Coggins reporting one transaction, (iv) a Form 4 filed on December 4, 2025 by Gennaro A. D’Alterio reporting one transaction, (v) a Form 4 filed on February 27, 2026 by Aspasia Felice Vahaviolos reporting one transaction and (vi) a Form 3 filed on February 27, 2026 by the 2025 Irrevocable Grantor Retained Annuity Trust of Aspasia F. Vahaviolos reporting the trust’s initial

Mistras Group, Inc.	17	2026 Proxy Statement

beneficial ownership. Form 4 filed late on February 27, 2026 by Aspasia Felice Vahaviolos reporting a gift by Ms. Vahaviolos of shares to the 2025 2-Year Irrevocable Grantor Retained Annuity Trust of Aspasia F. Vahaviolos transaction and (vi) a Form 3 filed late on February 27, 2026 by the 2025 2-Year Irrevocable Grantor Retained Annuity Trust of Aspasia F. Vahaviolos reporting the trust’s initial beneficial ownership and receipt of a gift of shares.

Mistras Group, Inc.	18	2026 Proxy Statement

Proposals Requiring Shareholder Approval
ITEM 1:
Election of Directors
At the recommendation of the Corporate Governance Committee, the Board has recommended that all the current directors be nominated for election to the Board. Directors who are elected at the 2026 Annual Meeting will serve a one-year term expiring at the 2027 annual shareholders meeting or until their successors have been elected and qualified, or until their death or resignation.
The following contains the background, experience and other information about the nominees. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that contributed to the determination by the Corporate Governance Committee and the Board that the nominee should serve as a director. Several of our independent directors serve or have served on boards and board committees (including, in many cases, as committee chairs) of other public companies, which we believe provides them with additional board leadership and governance experience, exposure to best practices, and substantial knowledge and skills that further enhance the functioning of our Board. In addition, James Forese, Richard Glanton and Manny Stamatakis have been on our Board for over fifteen years, and Nicholas DeBenedictis for over 10 years and all of them have a wealth of knowledge about our business, industry and corporate culture that provides great value to the functioning and decision-making of the Board.
We believe that each nominee for election as director will be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

Mistras Group, Inc.	19	2026 Proxy Statement

NOMINEES:

Nicholas DeBenedictis	Age: 80 | Director since: 2015
Nicholas DeBenedictis served as Chief Executive Officer of Aqua America, Inc. (currently known as Essential Utilities, Inc.) from 1992 until his retirement in July 2015, and has been the Chairman of the Board of Essential Utility since May 1993, becoming the non-executive Chairman of the Board upon his retirement as CEO in 2015 and is now serving on its board as Chairman Emeritus. He also served as Chairman and Chief Executive Officer of Aqua America’s principal subsidiaries, including Aqua Pennsylvania, Inc. Mr. DeBenedictis served as Senior Vice President for Corporate Affairs of PECO Energy Company (now known as Exelon Corporation) from 1989 until 1992; as President of the Greater Philadelphia Chamber of Commerce from December 1986 to April 1989; and as the Secretary of the Pennsylvania Department of Environmental Resources from 1983 to 1986. Mr. DeBenedictis is also a former director of Exelon Corporation and P.H. Glatfelter Company, and also serves on the boards of Pennsylvania area non-profit, civic and business organizations. Mr. DeBenedictis received a B.S. in business administration and a M.S. in environmental engineering and science from Drexel University.

The Board believes that Mr. DeBenedictis is a qualified candidate because of his knowledge, experience and demonstrated success from serving for over 20 years as the chairman and chief executive officer of a substantial public company. He has also served as an executive of a major electric utility, the head of Pennsylvania’s environmental regulatory agency, and as a director of two other public companies in addition to his role as Chairman at Aqua America, including, from time to time, as a member of the corporate governance, audit, finance and compensation committees of those companies. The Board believes that the experience, insights and knowledge Mr. DeBenedictis possesses from his leadership roles in business and community activities are important qualifications, skills and experience that will provide valuable assistance to the Board and greatly contribute to the overall knowledge of the Board and its ability to address the issues confronting us and the Board.

Mistras Group, Inc.	20	2026 Proxy Statement

James J. Forese	Age: 90 | Director since: 2005
James Forese is the retired Operating Partner and Chief Operating Officer of HCI Equity Partners, positions he held when he joined the firm in July 2003 until his retirement in 2018. Prior to joining HCI Equity Partners, Mr. Forese served as Chairman, President and Chief Executive Officer of IKON Office Solutions, Inc. (formerly Alco Standard Corporation) from 1998 to 2002 and retired as Chairman in 2003. Before IKON, Mr. Forese served as Controller and Vice President of Finance at IBM Corporation and Chairman at IBM Credit Corporation. Mr. Forese was a director and Chairman of the audit committee and a member of the compensation committee and environmental, health & safety committee of Progressive Waste Solutions, and non-executive chairman from January 2010 until its merger with Waste Connections, Inc. in January 2017, and serves on the board of directors of several private companies. Mr. Forese also served as a director, audit committee chair and member of the compensation committee of Anheuser-Busch Companies Inc. from April 2003 until November 2008 and was on the board of directors of SFN Group (formerly Spherion Corporation) from 2003 until its acquisition by Randstad North America in September 2011, and was its non-executive chairman and chairman of the corporate governance and nominating committee. Mr. Forese was also formerly a director of Lexmark International, NUI Corporation, Southeast Bank Corporation, Unisource Worldwide, Inc. and American Management Systems, Inc. Mr. Forese received a B.E.E. in Electrical Engineering from Rensselaer Polytechnic Institute and an M.B.A. from Massachusetts Institute of Technology.

The Board believes Mr. Forese, as a result of his vast experience and demonstrated success as an executive, possesses knowledge and experience in various areas, including business leadership, banking, finance, technology, and public and private company board experience, which strengthens the Board’s overall knowledge, capabilities and experience. In addition, Mr. Forese’s experience with audit committees and his financial and executive positions at HCI Equity Partners and IBM provides the Board with an audit committee financial expert which further strengthens key functions of the Board and Audit Committee, such as oversight of financial reporting and internal controls.

Mistras Group, Inc.	21	2026 Proxy Statement

Richard H. Glanton	Age: 79 | Director since: 2009
Richard Glanton founded ElectedFace Inc. in 2010, a social media platform that connects voters to elected officials who represent their political districts across America. Mr. Glanton established Glanton & Associates, LLC in June 2023, to provide corporate political & legal services. From May 2003 to May 2008, Mr. Glanton was a Senior Vice President of Corporate Development for mergers & acquisitions for Exelon Corporation and a partner at Reed Smith LLP in Philadelphia from 1986 to 2003. Mr. Glanton has served on Boards of Directors’ of several NYSE companies including Philadelphia Suburban Corporation /Aqua America, Inc. from 1995 until 2019, GEO Group Inc.,1998 until 2022, PECO Energy/ Exelon Corporation from 1990 to 2003, and General Accident Insurance Company of North America/ Commercial General Union from 1983 to 2004, of the EU stock Exchange. Mr. Glanton was President of Barnes Foundation from 1990 to 1998 in the decade of the 90s’ when it was very prominent in the art world. Mr. Glanton has more than 40 years of legal experience in law firms, over a decade of executive experience and has over 20 years of continuous experience serving on boards of public companies. Mr. Glanton received a B.A. in English from West Georgia College and a J.D. from University of Virginia School of Law.

The Board believes Mr. Glanton’s experience and knowledge in acquisitions, the power utility industry, legal and general business matters, his extensive experience as a director of publicly traded companies and his demonstrated leadership roles in other business activities are important qualifications, skills and experience that benefits the Board. His extensive corporate finance and legal knowledge also contribute to the Board’s collective knowledge, capabilities and experience.

Mistras Group, Inc.	22	2026 Proxy Statement

Michelle J. Lohmeier	Age: 63 | Director since: 2019
Michelle Lohmeier operates her own consulting firm since her retirement in April of 2021 as a strategic advisor to the Chief Executive Officer of Spirit AeroSystems. She served in this role upon her retirement in 2019 from her position as Senior Vice President and General Manager of Airbus Programs at Spirit AeroSystems, a position she held since June 2015. Prior to joining Spirit AeroSystems, Ms. Lohmeier held many senior positions during her years at Raytheon Company, her last position being Vice President of the Land Warfare Systems product line at Raytheon Missile Systems. In that position, Ms. Lohmeier had responsibility for the development and production of all Army and U.S. Marine Corps missile programs. Previously, Ms. Lohmeier was the program director at Raytheon for the design, development and production implementation of the Standard Missile-6 weapon system for the U.S. Navy. Ms. Lohmeier also served as the production chief engineer for the AMRAAM Program. In addition, Ms. Lohmeier directed Software Engineering at Raytheon, where she was responsible for software development, software quality and configuration management for all Missile Systems programs. She began her career with Hughes Aircraft Company as a system test engineer. Ms. Lohmeier became a director of Kamen Corporation in 2020, where she served on the Audit, Governance and Finance Committees until the Company was sold in 2024. She is also a Director of Smith and Wesson where she serves on the Compensation Committee, Sustainability Committee and the Audit Committee. Ms. Lohmeier has also consulted for Nammo Inc. since 2020. Ms. Lohmeier earned a bachelor’s degree and a master’s degree in systems engineering from the University of Arizona.

The Board believes that Ms. Lohmeier’s extensive knowledge and experience in the aerospace industry, business acumen and the leadership and executive skills she has demonstrated by serving in senior positions with Spirit AeroSystems and Raytheon along with her public and private company board experience provide an operational perspective that is valuable to the Board and the Company. In addition, Ms. Lohmeier’s extensive aerospace industry knowledge provides the Board with important insight into one of the Company’s strategic growth areas. Ms. Lohmeier’s experience as an operational leader involved in technology development and strategic initiatives also provides a valuable perspective for the Board.

Mistras Group, Inc.	23	2026 Proxy Statement

Charles P. Pizzi	Age: 75 | Director since: 2021
Charles Pizzi is the retired president, director and chief executive officer of Tasty Baking Company, manufacturer of Tastykake branded snack cakes. He served in these positions from 2002 to May 2011. Prior to leading Tasty Baking Company, Mr. Pizzi served as president and chief executive officer of the Greater Philadelphia Chamber of Commerce, vice chairman of the American Chamber of Commerce Executives and chairman of the Metro Council of Presidents. His career includes work with the transition teams for the former Pennsylvania Governor Tom Ridge and the former Philadelphia Mayor Ed Rendell, as well as commerce director for the City of Philadelphia. Mr. Pizzi current serve as the chairman of the board of directors of Independence Health Group, where he has been a member since 1991; a trustee of Brandywyne Realty Trust since 1996 (is currently chair of the Corporate Governance Committee and a member of the Compensation Committee and Executive Committee) and a trustee emeriti of Drexel University. Mr. Pizzi was a director of the Federal Reserve Bank of Philadelphia from 2006 to December 2011, serving as chairman from January 2010 to December 2011. He also previously served as a director of the Philadelphia Stock Exchange from 1998 until it was acquired by NASDAQ in July 2008; on the board of governors of NASDAQ OMX PHLX, Inc. from August 2008 to March 2009; as a director of Allied Security Holdings LLC from 2011 to 2016; as a director of PHH Corporation from 2011 to 2018; and on the board of FS Specialty Fund from 2011 – present. Mr. Pizzi holds a bachelor’s degree from LaSalle University and a master’s degree from the University of Pennsylvania.

The Board believes Mr. Pizzi’s knowledge and experience in finance; financial reporting, accounting and controls; capital markets; risk management; extensive financial and risk oversight experience; and public policies adds to the skills and knowledge of the Board. In addition, Mr. Pizzi’s executive leadership and experience as a CEO will assist the Board when making decisions and overseeing the Company’s strategy.

Mistras Group, Inc.	24	2026 Proxy Statement

Natalia Shuman	Age: 53 | Director since: January 1, 2025
Natalia Shuman is our President and Chief Executive Officer, taking over this position on January 1, 2025. Prior to joining MISTRAS, from October 2021 until October 2024, Ms. Shuman was an executive at Eurofins Scientific Group (“Eurofins”), a global leader in the testing, inspection, and certification (“TIC”) industry. Ms. Shuman served as Executive Vice President - Europe and Asia and as President - Biopharma and AgTech Services at Eurofins and also served as a member of the Group Operating Council during her tenure at Eurofins. Prior to joining Eurofins, Ms. Shuman served from April 2017 to September 2021 as the Chief Executive Officer of Bureau Veritas - North America, Inc. (“Bureau Veritas”), also a leader in the TIC industry, where she oversaw approximately 7,000 people, 130 branches and laboratories across the US, Canada and Mexico and served on the Company’s executive committee. Prior to joining Bureau Veritas, Ms. Shuman spent over 20 years at Kelly Services, a US-based staffing and HR outsourcing company. At Kelly Services, Ms. Shuman served as a head of international business, overseeing Asia Pacific and EMEA regions and led large accounts operations serving Kelly Services’ customers. Ms. Shuman’s 20+ year tenure at Kelly Services included progressive leadership positions in New York, and several international assignments including leading Kelly Services’ JV with a Japanese staffing company, the largest in North Asia. On behalf of Kelly Services, Ms. Shuman served on the board of directors of the World Employment Confederation (WEC) in Brussels during part of her time at Kelly Services. Ms. Shuman received a dual MBA from Columbia Business School and London Business School.

The Board values the knowledge and experience that Ms. Shuman brings to the Board because of the more than two decades of leadership experience, including having held executive roles at prominent global organizations in the TIC industry. The Board believes Ms. Shuman’s proven leadership and knowledge of the TIC industry brings skills that enhances the Board industry knowledge and strategy to lead the Company into the future.

Mistras Group, Inc.	25	2026 Proxy Statement

Manuel Stamatakis	Age: 78 | Director since: 2002
Manuel Stamatakis has been the Executive Chairman of the Board since October 9, 2023 and served as Interim President and Chief Executive Officer of the Company from October 9, 2023 to December 31, 2024. Prior to those appointments, Mr. Stamatakis was our lead director since 2010 and served on the Governance, Audit, and Compensation Committees since Mistras went public in 2012. Mr. Stamatakis also served as Chair of the Corporate Governance Committee from 2009 until October 2023. Mr. Stamatakis founded and previously served as President and Chief Executive Officer of Capital Management Enterprises, a financial services and employee benefit consulting company headquartered in Valley Forge, Pennsylvania. Over the years, Mr. Stamatakis has served on the boards of numerous not-for-profit charitable and for-profit organizations. He currently serves as a member of the Board of Thomas Jefferson University and University Hospitals, as Chairman Emeritus of Visit Philadelphia, where he is also a member of the finance committee; and he serves as Chairman of Philadelphia Shipyard Development Corporation. In the past, he has also served as Chairman of the Commonwealth of Pennsylvania Supreme Court investment advisory board, Chairman of the Delaware River Port Authority and PATCO Transit Authority, and as Founding Chairman of Drexel University College of Medicine. Mr. Stamatakis received a B.S. in Industrial Engineering from Pennsylvania State University and received an honorary Doctorate of Business Administration from Drexel University.

The Board believes that the vast skills, leadership, business experience and success Mr. Stamatakis has demonstrated as a founder and leader of a successful services business provides the Board with important skills, knowledge and experience, particularly those gained from starting and leading a business. Mr. Stamatakis also provides the Board with knowledge of employee benefits and related matters and with strategic and leadership skills as a founder, President and CEO of a business enterprise and as a board member of numerous not-for-profit and for-profit organizations, some of which are very significant in size and scope. Furthermore, during his tenure as Chairman and Interim CEO, Mr. Stamatakis led the Company’s transition in 2023 and 2024 to improve shareholder value, which resulted in a significant increase in the Company’s overall market value.

Vote Required and Recommendation of the Board. The seven nominees receiving the greatest number of votes cast for their election as directors will be elected. The Board intends to vote all proxies for the election of each of these nominees unless you indicate otherwise on your proxy card or pursuant to your voting instructions.

The Board unanimously recommends a vote FOR the election of each of the above-named nominees as directors.

Mistras Group, Inc.	26	2026 Proxy Statement

ITEM 2:
Ratification of Appointment of
Independent Registered Public
Accounting Firm
The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. We are asking our shareholders to ratify this appointment. Although ratification of the appointment of PwC is not required under the laws of the state of Delaware or NYSE rules, the Board has decided to ascertain the position of shareholders on the appointment and believes that shareholder appointment is a good corporation governance practice. The Audit Committee will reconsider the appointment of PwC if shareholders do not ratify the appointment. Even if the appointment is ratified, the Audit Committee will still have the discretion to appoint a different independent registered public accounting firm if the Audit Committee determines that such a change would be in our and our shareholders’ best interests.
A representative of PwC is expected to attend the 2026 Annual Meeting online and will have the opportunity to make a statement if the PwC representative desires to do so and to respond to appropriate questions presented at the meeting.
Vote Required and Recommendation of the Board. The ratification of the appointment of the independent registered public accounting firm will be approved if a majority of the shares of common stock present or represented by proxy at the 2026 Annual Meeting entitled to vote on this item vote FOR this item. The Board intends to vote all proxies for the ratification of PwC, unless you indicate otherwise on your proxy card or pursuant to your voting instructions.

The Board unanimously recommends a vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for 2026.

Mistras Group, Inc.	27	2026 Proxy Statement

FEES OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table sets forth the fees billed by PwC for professional services rendered for the audit of the 2025 and 2024 financial statements and for the other services listed below.

	2025	2024
Audit Fees	$2,200,000	$1,870,000
Audit-Related Fees	—	$250,000
Tax Fees	—	$18,570
All Other Fees	$2,000	$2,000
Total	$2,202,000	$2,140,570

Audit Fees: Audit fees for all periods consisted of aggregate fees billed for professional services rendered for the integrated audit of our consolidated annual financial statements and internal control over financial reporting and reviews of interim consolidated financial information.
Audit Related Fees: Fees related to performing certain non-recurring procedures related to the system implementation for an upgrade to the Company’s accounting systems, including substantive and controls testing, testing of new key reports and new automated controls.
Tax Fees:  Fees related to general tax services.
All Other Fees:  Fees related to PwC training.
The Audit Committee’s charter provides for review and pre-approval by the Audit Committee of all audit services and permissible non-audit services, and related fees, conducted by our independent auditor. All the fees and services described above were approved by the Audit Committee and the Audit Committee concluded that the provision of such services by PwC did not impact PwC’s independence in the conduct of its auditing function.

Mistras Group, Inc.	28	2026 Proxy Statement

Audit Committee Report
The Audit Committee reports to and acts on behalf of the Board of Directors of MISTRAS Group, Inc. (the “Company”) by providing oversight of the financial reporting process, accounting policies and procedures and the system of internal controls of the Company. The Company’s management is responsible for preparing the Company’s consolidated financial statements and designing and monitoring a system of internal controls. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent, integrated audit of the Company’s consolidated financial statements and internal control over financial reporting and expressing its opinion on the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, based upon its audit. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and PwC.
In this context, the Audit Committee has met and held discussions with management, the Company’s internal auditors and PwC. These meetings also included private sessions with the internal auditors, PwC, the Chief Executive Officer, the Chief Financial Officer, and other members of management at Audit Committee meetings and such other times as the Audit Committee deemed appropriate. Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the year ended December 31, 2025, were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements with management, the Company’s internal auditors and PwC. The Audit Committee also discussed with the Company’s internal auditors and PwC the overall scope and plans for their respective audits, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting process.
The Audit Committee has discussed with PwC matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301 and other generally accepted auditing standards. In addition, PwC provided to the Audit Committee the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee and PwC have discussed PwC’s independence from the Company and its management, including the matters in those written disclosures.
Additionally, the Audit Committee considered the non-audit services provided by PwC and the fees and costs billed and expected to be billed by PwC for those services and concluded that the provision of these services by PwC is compatible with maintaining PwC’s independence.
Based upon these reviews and discussions with management and PwC, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission.
James Forese, Chair
Nicholas DeBenedictis
Charles Pizzi

Mistras Group, Inc.	29	2026 Proxy Statement

ITEM 3
Approval of Amendment to the MISTRAS Group, Inc. Amended and Restated 2016 Long-Term Incentive Plan
Overview
We are asking our shareholders to approve an amendment to the MISTRAS Group, Inc. Amended and Restated 2016 Long-Term Incentive Plan (the “Plan”) to increase the number of shares of our common stock that may be issued by 1,700,000 shares, to a total of 7,900,000 shares (the “Amendment”). The Amendment was approved by our Board on February 26, 2026 and is subject to shareholder approval in accordance with the terms of the Plan and the NYSE listing requirements. Other than the increase in the number of shares subject to the Plan, the Amendment makes no other changes to the Plan. Within this proposal, we refer to the Plan, as amended by the Amendment, as the “Amended Plan.”
Based on 260,957 shares remaining available under the Plan as of March 20, 2026 (assuming target performance for the outstanding PRSUs), the increase of 1,700,000 shares would result in 1,960,957 shares being available for future issuance under the Amended Plan.
The Plan was originally adopted by our Board on August 20, 2016, and approved by our shareholders at the 2016 annual meeting. Amendments to increase the number of shares authorized for issuance under the Plan from 1,700,000 shares to 3,700,000 shares and from 3,700,000 shares to 4,900,000 shares were approved by our shareholders at the 2020 and 2022 annual meetings, respectively. At the 2024 annual meeting, our shareholders approved an amendment and restatement of the Plan, which (among other things) increased the number of shares authorized for issuance under the Plan from 4,900,000 to 6,200,000 and extended the expiration date of the Plan to March 27, 2034.
The Amendment is intended to provide us with capacity to attract, retain and motivate key employees and other service providers who are responsible for our long term success. If approved by the shareholders, the Amendment will become effective on May 19, 2026 (the date of the 2026 Annual Meeting).
The Amendment to the Plan will not become effective unless shareholder approval is obtained. If the shareholders do not approve the Amendment, the Plan will remain in effect but the number of shares that may be issued under the Plan will not be increased. In that case, our ability to grant new equity-based awards under the Plan would be nearly exhausted and, as a result, our ability to attract, retain and motivate talented individuals would be impaired. Without the ability to issue equity-based awards, we would be forced to rely on cash alternatives to provide competitive compensation. The increased use of cash compensation would, among other things, reduce the cash available for investment in our growth.
This proposal requires the affirmative vote of a majority of the shares of our common stock entitled to vote on the proposal and present in person or represented by proxy at the 2026 Annual Meeting. Abstentions have the same effect as a vote against this proposal. Broker non-votes will not be considered entitled to vote on this proposal and will therefore not be counted in determining the number of votes necessary for approval of this proposal. Our named executive officers and directors are eligible to receive awards under the Plan and therefore have an interest in this proposal.
The Plan, as amended by the Amendment, is attached hereto as Exhibit A.
Purpose of the Proposal
Long term equity-based and other forms of incentive compensation have been and are expected to continue to be necessary and key components of our overall compensation program. The Board believes that our ability to grant equity-based incentive compensation will enable us to meet several objectives that are important to the success and growth of our business, including, for example, fostering an ownership mentality that aligns the interests of our management and other personnel with those of our shareholders, and enabling us to attract, motivate, reward and retain talented individuals whose skills, experience and efforts are

Mistras Group, Inc.	30	2026 Proxy Statement

essential to the continuing success and development of our business and the enhancement of shareholder value. If the Amendment is not approved, we will still be able to make equity-based awards under the Plan but, as indicated, the Plan will be of limited utility given the relatively low number of shares that remain available for future awards. Based upon the foregoing, the Board believes strongly that approval of the Amendment is in the best interests of the Company and our shareholders.
We are requesting that our shareholders vote in favor of approving the Amendment, which will allow us to continue providing equity compensation awards to employees and other key individuals as a competitive compensation practice and to align the interests of our employees with those of our shareholders.
Impact of the Amendment Based on Information as of March 20, 2026
The Plan currently authorizes the issuance of up to 6,200,000 shares of our common stock. As of March 20, 2026, 260,957 shares remained available for future awards under the Plan (plus any shares subject to awards outstanding under the Plan as of March 20, 2026, that again become available for future awards under the Plan due to the cancellation, forfeiture, or cash-settlement of those outstanding awards).
The increase of 1,700,000 shares for issuance under the Plan would result in potential overhang or dilution of 11.5%, determined as follows (based upon information as of the March 20, 2026):

A.	New Shares Requested for the Plan		1,700,000
B.	Shares Available for New Awards under the Plan	260,957
C.	Shares Subject to Outstanding Awards[1]		2,160,058
D.	Total Shares Allocated to the Plan, as amended by the Amendment (A + B + C)		4,121,015
E.	Shares of Common Stock Outstanding		31,800,784
F.	Total Dilution (D / (D + E))	11.5%

(1)
This amount consists of (a) 837,033 shares subject to outstanding RSUs, (b) 638,025 shares subject to outstanding performance-based RSUs (“PRSUs”) (assuming performance at the target level), (c) 435,000 shares subject to stock options granted pursuant to the Plan and (d) 250,000 shares subject to outstanding stock options (granted outside the Plan as an inducement award).

Our three-year average annual burn rate (calculated as the number of shares granted each fiscal year, including stock options, unrestricted shares, RSUs, and PRSUs delivered to employees and directors, divided by the weighted average common shares outstanding) is approximately 2.4%.
Shareholder approval of the Amendment is required by the rules of the NYSE, on which our shares are listed.
Features included in the Amended Plan
The Amended Plan includes a number of features that are designed to reflect good corporate governance and compensation practices and otherwise take into account our shareholders’ interests, including:
•
The Amended Plan allows us to grant various forms of equity- and cash-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash-based awards, and, in turn, provides us with flexibility to structure appropriate incentives and respond competitively to changes in market compensation practices.

•	There is no “evergreen” provision for automatically replenishing the authorized pool of shares available for awards under the Amended Plan.
•	Repricing of stock options or stock appreciation rights and cash buyouts of underwater stock options or stock appreciation rights is prohibited without shareholder approval.

Mistras Group, Inc.	31	2026 Proxy Statement

•	The granting of discounted stock options and stock appreciation rights is prohibited.
•	Except for awards to non-employee directors or awards that are not continued or assumed, the Amended Plan does not provide for “single trigger” vesting of awards upon a change in control.
•
Dividends or dividend equivalents paid with respect to restricted shares or RSUs granted under the Amended Plan will be subject to the same vesting and forfeiture conditions as the shares or RSUs to which they relate.

•	Awards are generally subject to minimum vesting of at least one year (subject to a carve out for awards of shares to non-employee directors).
•	Awards made under the Amended Plan are subject to our executive incentive compensation clawback policies and stock ownership guidelines.
Description of the Amended Plan
The following summary describes the principal features of the Amended Plan and is qualified in its entirety by reference to the full terms of the Amended Plan document set forth in Exhibit A (with changes made by the Amendment shown in bold and underlined).
Eligibility
The Amended Plan enables us to grant equity- and cash-based awards to our and any of our subsidiaries’ non-employee directors,officers, employees, consultants or advisers and to grant “incentive stock options” (within the meaning of Section 422 of Internal Revenue Code (the “Code”) to our and any of our subsidiaries’ employees. Award recipients are selected in the discretion of the Compensation Committee. We estimate that the total number of eligible persons currently is approximately 5,000, of whom 4,800 are employees (including 6 officers), 5 are non employee directors, and the remaining are consultants or advisors. Approximately 500 current employees hold outstanding equity awards under the Plan.
The types of awards that may be granted under the Amended Plan are described below under the heading “Forms of Awards.”
Shares Issuable under the Amended Plan
Subject to certain adjustments, the maximum number of shares of our common stock that may be issued under the Amended Plan is 7,900,000.
The Amended Plan provides the following share-counting rules:
•
The total number of shares covered by an award of stock appreciation rights that is settled in shares will be deemed to have been issued (not just the number of shares issued in settlement of the award) and will not be available for issuance under future grants.

•	Shares that are used to satisfy the exercise price of an option are deemed to have been issued under the Amended Plan and are not available for issuance under future grants.
•
The following shares subject to awards under the Amended Plan are deemed not to have been issued and will remain (or again become) available for issuance in respect of new awards under the Amended Plan: (a) shares covered by an option or stock appreciation right that expires, is forfeited or otherwise terminated or canceled for any reason other than exercise, (b) shares covered by restricted stock, restricted stock unit or other stock-based award that is forfeited or otherwise terminated or canceled for any reason, (c) shares covered by an award that is settled in cash or that otherwise terminates without shares being issued, (d) shares covered by an award granted in substitution for an equity-based award of an entity which is acquired by or combined with the company or any of our subsidiaries and (e) shares withheld in settlement of tax withholding obligations for awards other than options and stock appreciation rights.

As of March 20, 2026, the closing price of our common stock on the NYSE was $14.05.
Adjustments for Capital Changes
In the event of a split-up, spin-off, stock dividend, recapitalization, consolidation of shares or similar capital change involving the outstanding shares of our common stock, the aggregate number and class of shares that may be issued under the Amended Plan

Mistras Group, Inc.	32	2026 Proxy Statement

and the number, class and exercise price of shares covered by outstanding awards will be subject to equitable adjustment in order to avoid undue dilution or enlargement of the benefits available under the Amended Plan and any outstanding awards.
Plan Administration
Unless otherwise determined by the Board, the Amended Plan will be administered by the Compensation Committee of the Board. Subject to the terms of the Amended Plan, the Compensation Committee, acting in its discretion, may select the persons to whom awards will be made, prescribe the terms and conditions of each award and make amendments thereto, construe, interpret and apply the provisions of the Amended Plan and of any award agreement, and make any determinations and take any other actions as it deems necessary or desirable in order to carry out the terms of the Amended Plan or of any award. The Compensation Committee’s determinations and decisions as to matters relating to the operation and administration of the Amended Plan are final and binding on all persons. To the extent permitted by law, the Compensation Committee may delegate its authorities and responsibilities under the Amended Plan to any person or subcommittee (who may, but need not be, officers or directors of the Company). However, the Compensation Committee may not delegate its authority to take non-ministerial actions with respect to grantees who are subject to Section 16 of the Exchange Act. We will indemnify the members of the Compensation Committee (and others to whom authority is delegated) for claims they may incur in connection with the administration of the Amended Plan, unless attributable to fraud or willful misconduct.
Limitations on Compensation Committee authority
•
Minimum Vesting. The Amended Plan generally requires that equity awards have a vesting period of at least one year following the grant date, except for equity-based compensation awards made to our non-employee directors. However, this minimum vesting rule does not prevent the Compensation Committee from granting awards that contain a right to accelerated vesting upon a termination of service, from applying the Amended Plan’s change in control provisions, or from accelerating the vesting of any award in its discretion.

•
Re-pricing Prohibited. In general, the Compensation Committee may not (a) reduce the exercise price or base price under outstanding options or SARs; (b) cancel outstanding options or SARs in exchange for options or SARs with a lower exercise price or base price; or (c) cancel outstanding options or SARs in exchange for cash or other securities at a time when the per share exercise or base price under such options or SARs is higher than fair market value.

Forms of Awards
Awards under the Amended Plan may be in the form of stock options, restricted stock, restricted stock units (RSUs), stock appreciation rights (SARs), other share-based awards and cash-based awards. The following is a description of the types of equity and cash-based awards that may be granted under the Amended Plan:
•
Stock Options. Stock options represent the right to purchase shares of our common stock within a specified period of time for a specified price, subject to vesting, forfeiture and other terms and conditions as may be determined by the administrator of the Amended Plan. Up to 1,000,000 shares may be issued under the Amended Plan in respect of awards that are “incentive stock options” (within the meaning of Section 422 of the Code). Incentive stock options may only be issued to our employees and the employees of our subsidiaries. The purchase price per share of any option must be at least equal to the fair market value per share (or 110% of the fair market per share, in the case of an incentive stock option granted to a person who owns or is deemed to own more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary) on the date the option is granted. Stock options granted under the Amended Plan will have a maximum term of ten years (or five years, in the case of an incentive stock option granted to a person who owns or is deemed to own more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary).

•
Restricted Stock. Restricted stock awards consist of the issuance of shares of our common stock subject to such continuing service and/or performance-based vesting conditions as the Compensation Committee may determine in accordance with the Amended Plan. Dividends on restricted shares will be subject to the same vesting conditions as the shares on which they were paid.

•
Restricted Stock Units. RSUs represent the contingent right to receive shares of our common stock in the future, subject to such continuing service and/or performance-based vesting conditions as the administrator of the Amended Plan may determine. RSUs that vest may be settled in the form of shares of common stock or in cash (based upon the fair market

Mistras Group, Inc.	33	2026 Proxy Statement

value of our shares on the applicable settlement date). The holder of a RSU shall have no rights as a shareholder with respect to shares covered by the RSU until the award vests and the shares are issued, except that the Compensation Committee may award dividend equivalent rights with respect to shares covered by an unvested RSU award, subject to the same vesting and payment conditions as the RSUs.
•
Stock Appreciation Rights (“SARs”). Stock appreciation rights represent the right to receive any appreciation in the fair market value of the shares of our common stock covered by the award from the date the award is granted to the date the award is exercised. SARs are subject to such vesting and forfeiture conditions as the administrator of the Amended Plan may determine. Upon exercise, a vested SAR may be settled in the form of cash or shares of our common stock in an amount or with a value equal to the amount of such appreciation. The exercise price per share must be at least equal to the fair market value per share on the date the SAR is granted. SARs granted under the Amended Plan may have a maximum term of ten years.

•
Other Share-Based Awards; Cash-Based Awards. The administrator of the Amended Plan may grant other forms of awards under the Amended Plan that are denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to, shares of our common stock, including, for example, performance share awards, performance unit awards, stock bonus awards and dividend equivalent awards. Any such other share-based awards will be settled in the form of cash and/or shares of our common stock and will be subject to the provisions of the Amended Plan and any other terms and conditions prescribed by the administrator of the Amended Plan. In addition, the Amended Plan authorizes the administrator of the Amended Plan to grant cash-based awards subject to such terms and conditions as that administrator may prescribe.

Transferability of Awards
In general, awards made under the Amended Plan may not be transferred or assigned, except (a) for certain gratuitous transfers of non-qualified stock options or SARs to family members, (b) upon death, or (c) as may otherwise be permitted by the administrator of the Amended Plan.
Recoupment of Awards
The Amended Plan provides that awards made under the Amended Plan are subject to the company’s incentive compensation clawback policies as in effect from time to time, including the policy of the Company adopted to comply with the clawback requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Payment of Exercise Price and Tax Withholding
In general, the exercise price under a stock option and the tax withholding obligation resulting from the exercise or settlement of an award may be satisfied in cash and/or in such other ways as the Compensation Committee may permit, including, for example, by the participant’s surrender of previously-owned shares, by our withholding of shares that would otherwise be issued in connection with such exercise or settlement, or by means of a sell-to-cover arrangement with a broker.
Change in Control Provisions
Non-employee director awards will become fully vested upon a “change in control” (as defined in the Amended Plan). Otherwise, upon a change in control, the parties to the change in control transaction can agree that outstanding Amended Plan awards will be assumed by, or converted into economically equivalent awards for securities of, the acquiring or successor company and continued with substantially the same vesting and other terms and conditions as the original award. The Amended Plan also contains a “double trigger” vesting provision pursuant to which vesting of an assumed or converted award will accelerate if the participant’s employment with the acquiring or successor company is involuntarily terminated (e.g., by the successor without “cause” or by the participant for “good reason,” as defined in the Amended Plan) within two years after the date of the change in control. In that case, if the assumed or converted award was an option or SAR, it will remain outstanding for 180 days following that severance event (or if less, until the scheduled expiration date of the award).
If an outstanding Amended Plan award is not assumed or substituted by the acquiring or successor company, the award will be deemed to be fully vested immediately prior to the change in control and will be cancelled and cashed out based on the per share transaction value. However, no consideration will be payable in that case for an option or SAR if the per share transaction value is not greater than the exercise or base price per share under the award.

Mistras Group, Inc.	34	2026 Proxy Statement

If the original award is subject to the satisfaction of performance conditions, then whether or not the award is assumed or converted, such performance conditions shall be deemed to have been satisfied immediately prior to the change in control on the basis of the greater of target and actual performance as of the date of the change in control.
Termination and Amendment
Unless sooner terminated by the Board, the Amended Plan shall expire on March 27, 2034. The Board may amend or terminate the Amended Plan at any time, provided, however, that no such action may adversely affect outstanding awards without the holder’s consent. Amendments to the Amended Plan will be subject to shareholder approval if and to the extent required in order to comply with applicable legal or stock exchange requirements. For example, under current NYSE rules, shareholder approval of an amendment to the Amended Plan would be required if the amendment increases the number of shares available for issuance under the Amended Plan (excepting adjustments to reflect corporate transactions, capitalization changes or similar events), expands the types of awards available or the persons eligible to receive awards under the Amended Plan, or extends the term of the Amended Plan.
Certain Federal Income Tax Consequences
The following paragraphs summarize the principal federal income tax consequences generally applicable to U.S. taxpayers who receive awards under the Amended Plan and to us. The following summary does not purport to be a complete discussion of the federal income tax issues relating to an award under the Amended Plan and may not be relied upon as tax advice. Among other items this discussion does not address are tax consequences under the laws of any state, locality or foreign jurisdiction, or any tax treaties or conventions between the United States and foreign jurisdictions. This discussion is based upon current law and interpretations which are subject to change at any time.
Nonstatutory Stock Options. A nonstatutory stock option is an option that does not qualify as an “incentive stock option” under Section 422 of the Code. No taxable income is realized by a participant upon the grant of a nonstatutory stock option. If the option is exercised, the participant will generally realize ordinary income on the exercise date in an amount equal to the excess of the then fair market value of the shares purchased on that date over the exercise price paid for those shares, and we will generally be entitled to a corresponding deduction. The participant’s tax basis for the shares will be equal to the value of the shares on the date the option is exercised, and the participant’s holding period for the shares will begin on that date. Gain or loss on a subsequent sale of the shares will be long- or short-term capital gain or loss, depending on whether the sale occurs more than one year after the participant’s holding period begins.
Incentive Stock Options. No taxable income is realized by a participant upon the grant or exercise of an “incentive stock option” (within the meaning of Section 422 of the Code), although the exercise may have alternative minimum tax consequences to the participant. A participant will realize taxable income (or loss) when shares acquired upon the exercise of an “incentive stock option” are subsequently sold. If the participant sells the shares more than two years after the grant date and more than one year after the exercise date, any gain or loss realized on the sale will be long-term capital gain or loss, and we will not be entitled to a deduction. If the participant sells the shares before the end of either of those two holding periods (a so-called “disqualifying disposition”), any gain realized on the sale will be taxable as ordinary income to the extent that the value of the shares on the date the option is exercised exceeds the option exercise price paid for the shares, and any remaining gain will be capital gain. In the case of a disqualifying disposition, we will be entitled to a deduction equal to any ordinary income realized by the participant upon the sale of the shares.
Restricted Stock Awards. In general, a participant who receives shares of restricted stock will not realize taxable income unless and until the shares become vested, at which time the participant will realize ordinary income equal to the then fair market value of the vested shares and we will be entitled to a corresponding deduction. The participant’s tax basis for the shares will be equal to their fair market value on the vesting date and, upon a subsequent sale of the vested shares, the participant will realize long- or short-term capital gain, depending on whether the sale occurs more than one year after the vesting date (when ordinary income was realized). A participant may make an “early income election” within 30 days of the receipt of restricted shares, in which case the participant will realize ordinary income on the date the restricted shares are received equal to the fair market value of the shares on that date (less any amount paid for the shares), and we would be entitled to a corresponding deduction. If the early election is made, no additional income will be realized by the participant if and when the shares become vested.
Restricted Stock Units. In general, a participant who is granted a RSU award will not realize taxable income unless and until the participant receives shares of our common stock and/or cash in settlement of the RSU award. When a RSU is settled, the

Mistras Group, Inc.	35	2026 Proxy Statement

participant will recognize ordinary income equal to the fair market value at that time of the shares and/or amount of cash received, and we will have a corresponding deduction.
Stock Appreciation Rights. No taxable income is realized upon the grant of SARs. In general, a participant will realize ordinary income when SARs are exercised, equal to the excess of the value of the shares covered by the exercise on the exercise date over the SARs exercise price, and we will have a corresponding deduction.
Other Equity- or Cash-Based Awards. Similarly, if a participant receives cash and/or shares pursuant to another form of award under the Amended Plan, he or she will generally realize ordinary income equal to the fair market value at that time of the shares and/or the amount of cash received, and we will be entitled to a corresponding deduction.
Tax Withholding. We have the right to deduct or withhold, or require a participant to remit to us, amounts sufficient to satisfy applicable tax withholding requirements arising in connection with the exercise, vesting, lapse of restrictions or other taxable event pertaining to any awards made under the Amended Plan. The Compensation Committee may, at the time an award is granted or thereafter, require or permit any such withholding requirement to be satisfied, in whole or in part, by delivery or withholding from the award shares having a fair market value on the date of withholding equal to the applicable withholding amount.
Section 162(m) Limitations. In general, Section 162(m) of the Code imposes a limit on our corporate tax deductions for compensation in excess of $1 million per year to any person who was a covered executive in 2017 or later. The Compensation Committee retains full discretion to grant non-deductible awards under the Amended Plan or materially modify outstanding awards if, in its judgment, it is in our best interest to do so.
Section 409A. Acceleration of income recognition, additional taxes, and interest apply to non-qualified deferred compensation that is not compliant with Section 409A of the Code. The terms of the Amended Plan are intended to enable awards that comply with, or are exempt from, Section 409A of the Code, but we make no representation or warranty regarding the tax treatment of awards under the Amended Plan.
New Plan Benefits
Grants of awards under the Amended Plan are made in the discretion of the Compensation Committee. Therefore, it is not possible at this time to determine the benefits that will be received by any person or class of persons under the Amended Plan.
As of March 20, 2026, the following persons or groups have received stock options to purchase the following numbers of shares of common stock under the Plan:
Ms. Shuman (President and Chief Executive Officer) – 35,000; Mr. Prajzner (Executive Vice President and Chief Financial Officer) – 0; Mr. Stamatakis (Executive Chairman) – 625,000; Gennaro D’Alterio (Executive Vice President and Chief Commercial Officer) – 0; Hani Hammad (Executive Vice President and Chief Operating Officer) – 0; all current executive officers as a group – 685,000 ; all current directors who are not executive officers as a group – 0 ; each nominee for election as a director – 0; each associate of any of such directors, executive officers or nominees – 0; each other person who received 5% of the options – 0; and all employees of the Company, including all current officers who are not executive officers, as a group, – 0 . The closing price per share of our common stock as reported on the NYSE on March 20, 2026 was $14.05.

Mistras Group, Inc.	36	2026 Proxy Statement

Equity Compensation Plan Information
The following table provides information as of December 31, 2025 concerning the shares of our common stock that may be issued under our existing equity compensation plans.

Plan category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price Of Outstanding Options, Warrants, and Rights(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Shareholders	1,575,000(2)	9.10	934,000(3)
Equity Compensation Plans not Approved by Shareholders	250,000(4)	5.36	—
Totals	1,825,000	8.58	934,000

(1)	Weighted average exercise price of stock options only. RSUs and PRSUs do not have an exercise price and therefore are not included in the calculation of the weighted average.
(2)
Includes 435,000 shares that may be issued upon exercise of outstanding stock options, 794,000 shares that may be issued in respect of outstanding RSUs, 346,000 shares that may be issued in respect of outstanding PRSUs (assuming target performance is achieved).

(3)	Represents shares of common stock available for future awards under the Plan (assuming target performance of outstanding PRSUs).
(4)
Represents shares subject to a stock option issued on October 11, 2023, to Mr. Stamatakis in accordance with the inducement award exception to the stockholder approval requirements of Section 303.08a of NYSE listing rules.

Vote Required and Recommendation of the Board. The Amendment will be approved if a majority of the shares of common stock present or represented by proxy at the 2026 Annual Meeting and entitled to vote on this proposal vote FOR this item. The Board intends to vote all proxies to approve the Amendment, unless you indicate otherwise on your proxy card or pursuant to your voting instructions.

The Board unanimously recommends a vote FOR the approval of the Amendment to the MISTRAS Group, Inc. Amended and Restated 2016 Long-Term Incentive Plan.

Mistras Group, Inc.	37	2026 Proxy Statement

ITEM 4:
Advisory Vote on Executive Compensation
The Board is asking our shareholders to cast an advisory vote on the compensation paid to our named executive officers as set forth in the Summary Compensation Table and other compensation tables and narratives under the “Executive Compensation” section of this Proxy Statement and as described in the “Compensation Discussion and Analysis” section of this Proxy Statement.
The Compensation Committee of the Board recommends, approves and governs all the compensation policies and actions for all our named executive officers. The section of this Proxy Statement captioned “Compensation Discussion and Analysis” provides an extensive discussion of our executive compensation programs, the role the Compensation Committee plays in overseeing and developing our compensation programs and philosophy, the reasons for our compensation programs and the compensation provided to our named executive officers. We urge you to read the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement so you may better understand our compensation programs on which you are being asked to vote.
Shareholders are being asked to approve the adoption of the following resolution:
“RESOLVED, that the shareholders of MISTRAS Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2026 Annual Meeting of shareholders pursuant to rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, narrative disclosures and any other relevant information.”
While the result of the shareholder vote on executive compensation are non-binding, the Compensation Committee and the Board value the opinion of our shareholders and will consider the outcome of the vote when making future compensation decisions.
Vote Required and Recommendation of the Board. The advisory vote on executive compensation will be approved if a majority of the shares of common stock present or represented by proxy at the 2026 Annual Meeting entitled to vote on this item vote FOR this item. The Board intends to vote all proxies to approve executive compensation unless you indicate otherwise on your proxy card or pursuant to your voting instructions.

The Board unanimously recommends that you vote FOR adoption of the resolution approving on an advisory basis the executive compensation of our named executive officers.

Mistras Group, Inc.	38	2026 Proxy Statement

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Proxy Statement for the 2026 Annual Meeting. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2026 Annual Meeting.
Michelle Lohmeier, Chair
James Forese
Richard Glanton

Mistras Group, Inc.	39	2026 Proxy Statement

Compensation Discussion and Analysis
EXECUTIVE SUMMARY
Our executive compensation programs and policies have been developed to link incentive compensation for executive officers to Company performance and increases in shareholder value with the goal of establishing compensation that is reasonably competitive and fair. For 2025, the Compensation Committee retained the 2024 incentive plan metrics (but with updated targets) to emphasize key performance indicators that the Compensation Committee believes drive increased shareholder value.
This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our named executive officers (the “named executive officers”), which include our CEO, our CFO and each of our three other most highly compensated executive officers who served in such capacities for the fiscal year ended December 31, 2025. Our named executive officers for 2025 were:
•	Natalia Shuman, President and Chief Executive Officer
•	Edward J. Prajzner, Sr. Executive Vice President and Chief Financial Officer
•	Manuel Stamatakis, Executive Chairman
•	Gennaro D’Alterio, Executive Vice President and Chief Commercial Officer
•	Hani Hammad, Executive Vice President and Chief Operating Officer
OVERVIEW AND PHILOSOPHY
Overall, the goal of our executive compensation program is to achieve strategic business objectives that are aimed at growing our business profitably and aligning the long-term interests of our executives and shareholders. Our executive compensation objectives are to have compensation programs and policies that (1) align our executive team’s performance with our operational and strategic objectives, (2) attract and retain talent that is needed to be successful and achieve our strategic objectives, and (3) pay for outstanding performance.
Our current compensation program for our executive officers includes our named executive officers. We have two incentive plans, an annual cash incentive or “bonus plan” and an equity incentive plan or “equity plan.” For 2025, the Compensation Committee retained the same plans as 2024, including the same metrics and weighting for both plans – 60% based on Adjusted EBITDA, 25% for revenue and 15% for free cash flow (as described below). The awards for the cash bonus plan pay executive officers currently in cash, while the equity plan awards are subject to vesting requirements and therefore provide incentives for our executive officers to remain with us and enhance the long-term value of the Company for our shareholders. These equity awards help ensure our executive team has an equity stake in the Company and remains aligned with shareholders’ interests.
We review our compensation programs every year to ensure the programs continue to be effective and are aligned with the objectives described above.
ROLE OF COMPENSATION COMMITTEE
The Compensation Committee is responsible for the executive compensation program design and decision-making process, and will consider input, in some cases from executive officers, in making its decisions. The Compensation Committee has annually reviewed the performance of the Executive Chairman and the CEO and, together with the other independent directors, establishes their compensation. For 2025, the President and CEO and the Executive Chairman provided the Compensation Committee with their assessment of the other members of senior management and recommendations for their compensation, and the Executive Chairman provided his assessment of the CEO in advance of the Compensation Committee’s final decision. For 2025, the

Mistras Group, Inc.	40	2026 Proxy Statement

Compensation Committee consisted of directors who meet the independence requirements of the NYSE (Michelle Lohmeier, the Committee Chair, James Forese and Richard Glanton).
The Compensation Committee has an active role in overseeing the design and implementation of the two incentive programs. The Compensation Committee worked with senior management and its consultant to review the peer group for purposes of benchmarking compensation and to develop the plans. The Compensation Committee, from time to time, utilizes the services of its independent compensation consultant, Pay Governance LLC, to review the compensation programs, assist in the development of the incentive plans, review the peer group, and assess and recommend the number of additional shares that are needed for the Company’s Amended and Restated 2016 Long-Term Incentive Plan (the “Plan”). The Compensation Committee consulted with Pay Governance for advice and benchmarking for the compensation packages for Natalia Shuman as President and CEO and Manny Stamatakis as Executive Chairman.
COMPONENTS OF EXECUTIVE COMPENSATION FOR 2025
The principal components of our current executive compensation program are base salary, the bonus plan and equity plan awards. Although each element of compensation, as described below, is considered separately, the Compensation Committee considers the aggregate compensation package for each executive officer in its determination of each individual component of that package. We also provide some benefits, such as car allowances or company vehicles, 401K matching, group term life insurance, but these are not a significant portion of our compensation program.
Base salary is a fixed compensation amount paid during the fiscal year. Each named executive officer’s base salary is reviewed annually by the Compensation Committee. The Compensation Committee takes into account benchmarking information regarding our executive officers’ base salary against an industry peer group and broader database when determining adjustments to executive officers’ salaries.
The bonus plan and equity plan for our executive officers are 100% performance-based and are tied to our results as described below. The objective of these plans is to link compensation to our performance. The Compensation Committee believes that our named executive officers should have a meaningful portion of their total compensation opportunity incentive based and linked to increasing shareholder value through the Company’s business strategy of focusing upon growth opportunities and continued improvements in profitability. Reflecting this philosophy, at target levels of awards for the bonus plan and the equity plan for 2025, over 60% of total compensation for all our named executive officers is performance-based.
Under the cash bonus plan, executive officers can earn a percentage of their base salary predicated on our performance against specific metrics. The equity plan provides executive officers with the opportunity to earn RSUs based on our performance against specific metrics. The metrics are given different weightings and each metric has a minimum performance threshold, below which no cash bonus or RSUs can be earned for that metric.
Each executive officer has a target award potential he or she can earn under each program expressed as a percentage of the executive officer’s base salary. If the performance for a specific metric is at the target level, the executive will receive 100% of his or her target award related to that metric. Each executive officer can earn between 0% and 200% of his or her target award, based upon performance against specific metrics.
The following are the 2025 target awards for our named executive officers under each program:

		PERCENTAGE OF BASE SALARY
NAME	POSITION	BONUS PLAN	EQUITY PLAN
Natalia Shuman	President and Chief Executive Officer	100%	200%
Edward Prajzner	Sr. Executive Vice President and Chief Financial Officer	100%	125%
Manuel Stamatakis	Executive Chairman	100%	200%
Gennaro D’Alterio	Executive Vice President and Chief Commercial Officer	80%	80%
Hani Hammad	Executive Vice President and Chief Operating Officer	100%	100%

Mistras Group, Inc.	41	2026 Proxy Statement

For NEOs that were employed by the Company in 2024, the only changes were the following:
•	Manuel Stamatakis had no equity target percentage,
•	Hani Hammad’s bonus plan target was 50%,
•	Gennaro D’Alterio’s bonus plan target was 50%.
Bonus and Equity Plans
For 2025, the Compensation Committee decided to use the same performance metrics and targets for both the bonus plan and the equity plan. The performance metrics were as follows:
•
Adjusted EBITDA – 60% weight. Adjusted EBITDA means net income before interest, taxes, depreciation, amortization, non-cash stock-based compensation expense, acquisition related items, and other unusual and/or nonrecurring expenses.

•	Revenue – 25% weight.
•	Free cash flow – 15% weight. Free cash flow means cash flow from operating activities, less cash used for purchases of property, plant and equipment and intangible assets.
The targets for these metrics were in all cases greater than 2024 actuals and based upon the Company’s 2025 internal plan and budget established early in the year. The Compensation Committee selected these metrics because the Compensation Committee believed these metrics would incentivize the executive team to focus on key drivers of performance to improve shareholder value.
A minimum of 97.5% of the target performance level for revenue was required to be achieved for an executive officer to receive any award for that metric. At 97.5% of the target performance level, the executive officer would receive 70% of his or her target award related to revenue. If performance is between 97.5% and 100% of the target performance level for revenue, the executive officer would receive a percentage of his or her target award for revenue based upon a straight-line interpolation between 70% and 100%, with each 0.5% increase in performance against target above the 97.5% performance level equating to a 6% increase in percentage of the earned award. If the performance for revenue exceeded 100% of the target performance level, the executive officer would receive more than 100% of his or her target award related to that metric, to a maximum of 200% of his or her target award if the performance for revenue equals or exceeds 112.5% of the target performance level. If performance was between 100% and 112.5% of target performance level for revenue, the executive officer would receive a percentage of his or her target award for that metric based upon a straight-line interpolation between 100% and 200%, with each 1% increase in performance against target above the 100% level equating to an 8% increase in percentage of the earned award.
As for Adjusted EBITDA and free cash flow, the minimum performance for an executive officer to earn any award for those metrics was 90% of target. At the minimum threshold of 90% of target, the executive would earn 50% of his or her target award. If performance is between 90% and 100% of the target performance level for Adjusted EBITDA or free cash flow, the executive officer would receive a percentage of his or her target award for that metric based upon a straight-line interpolation between 50% and 100%, with each 1% increase in performance against target above the 90% performance level equating to a 5% increase in percentage of the earned award. If the performance for Adjusted EBITDA or free cash flow exceeded 100% of the target performance level, the executive officer would receive more than 100% of his or her target award related to the metric, to a maximum of 200% of his or her target award if the performance level for the metric equals or exceeds 120% of the target performance level. If performance was between 100% and 120% of target performance level for Adjusted EBITDA or free cash flow, the executive officer would receive a percentage of his or her target award for the metric based upon a straight-line interpolation between 100% and 200%, with each 1% increase in performance against target above the 100% level equating to an 5% increase in percentage of the earned award.
The equity plan target awards for each executive officer related to the performance metrics were established in performance RSUs, based upon a stock price of $10.08 per share, the average stock price in March over the three trading days after we released earnings for the year ended 2024. At the end of the year, an executive earns RSUs based upon our performance against the metrics which is then applied to the executive officer’s target award of RSUs. For example, if an executive officer has a target award of 10,000 RSUs for the three performance-based metrics, and the Company performance results in the executive officer achieving 80% of the target award, that executive officer would be awarded 8,000 RSUs for the equity plan. The RSUs an executive officer earns will vest 25% per year on December 31 of each of the years following the year for which the RSUs were earned. If an executive officer retires at the age of 65 or older, the executive officer will continue to hold the RSUs post-retirement and the RSUs will continue to vest if the executive officer complies with non-compete and non-solicitation restrictions. If the executive officer violates these restrictions, the RSUs will be forfeited, and he or she will be required to repay the Company all value realized from post-retirement vesting of any RSUs.

Mistras Group, Inc.	42	2026 Proxy Statement

BENCHMARKING AND THE ROLE OF COMPENSATION CONSULTANT
To assist in the assessment of the appropriateness and competitiveness of our compensation programs, management and the Compensation Committee, with the assistance of Pay Governance, developed a compensation peer group. In deciding the companies to include in the compensation peer group, management and the Compensation Committee focused on companies that are involved in or related to the asset protection, testing, inspection or similar industrial business services, and primarily selected firms that were in the range of 50% to 200% of our size with respect to revenues and/or market capitalization. This peer group is evaluated periodically to ensure continued relevance and applicability, which was last performed in 2024.
The 2025 compensation peer group (which is the same as 2024 and 2023) consists of the following companies:

Archrock, Inc.	CECO Environmental Corp.
CIRCOR International, Inc.	Columbus McKinnon Corporation
DMC Global Inc.	DXP Enterprises, Inc.
Enerpac Tool Group Corp.	Forum Energy Technologies, Inc.
Helix Energy Solutions Group, Inc.	Matrix Service Company
MYR Group Inc.	Oceaneering International, Inc.
Oil States International, Inc.	The Hackett Group, Inc.

The Compensation Committee utilized its advisor, Pay Governance, in 2025 to advise the Compensation Committee on the following: (1) our incentive compensation programs, severance programs and related compensation matters and (2) the Amendment to the Plan to request shareholders to authorize additional shares. Pay Governance was retained directly by the Compensation Committee and any services rendered were as directed by the Compensation Committee.
2025 COMPENSATION
The following is a discussion of the decisions made on the various components of executive compensation for 2025 for our named executive officers.
Base Salary
Executive officers are generally reviewed and provided with salary adjustments, if any, after the conclusion of the fiscal period. This enables the Compensation Committee to make decisions after reviewing our financial performance during the just completed fiscal year and to evaluate the executive officers’ performance during that period. In January 2025, the Compensation Committee increased the base salary for Manny Stamatakis and Hani Hammad to reflect their new roles with the Company. In August 2025, the Compensation Committee increased the base salary of Gennaro D’Alterio based on a review of market data and internal alignment to our stated compensation philosophy, consistent with competitive market data provided by Pay Governance. In particular, the Compensation Committee approved the increase for Mr. D’Alterio based on his performance since assuming the Chief Commercial Officer role and in order to better align his compensation opportunity with the market median. The following table reflects the base salary rates for our executive officers for 2025 after any such increases:

Name	2024 Base Salary	2025 Base Salary	% Increase
Natalia Shuman(1)	N/A	$850,000	N/A
Manny Stamatakis	$625,000	$725,000	16%
Edward Prajzner	$500,000	$500,000	0%
Hani Hammad	$400,000	$450,000	12.5%
Gennaro D’Alterio	$380,000	$418,000	10%

(i)	Natalia Shuman commenced employment with the Company on January 1, 2025.

Mistras Group, Inc.	43	2026 Proxy Statement

Bonus Plan and Equity Plan Results
The Company achieved target performance for the Adjusted EBITDA metric, which accounted for 60% of both the bonus plan and the equity plan. However, the Company was below the minimum threshold for revenue and free cash flow, which accounted for 25% and 15%, respectively, of both the bonus plan and the equity plan. Accordingly, our named executive officers earned 60% of their target incentive awards for each plan for 2025. Set forth below for the plans are the performance metrics and the weight, target performance and 2025 results for each metric.

CASH BONUS PLAN AND EQUITY PLAN
METRIC	WEIGHT	TARGET	RESULT
Revenue	25%	$759	$724
Adjusted EBITDA*	60%	$91.1	$91.1
Free Cash Flow*	15%	$33	$3.8

(All dollar amounts in millions)
*Adjusted EBITDA and free cash flow are financial measurements which are not determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Exhibit B contains a reconciliation of these non-GAAP financial measurements to financial measurements determined in accordance with GAAP.
The following table sets forth for each plan the target award of each of our named executive officers for 2025 and the amount of the award earned under each plan for 2025.

	Cash Bonus Plan Awards ($)		Equity Incentive Plan Awards (RSUs) (#)
Name	Target	Earned	Target	Earned
Natalia Shuman	850,000	510,000	168,650	101,190
Edward Prajzner	500,000	300,000	62,003	37,202
Manuel Stamatakis	725,000	435,000	143,850	86,310
Gennaro D’Alterio	334,400	200,640	30,158	18,095
Hani Hammad	450,000	270,000	44,644	26,786

Discretionary Performance and Retention Awards
At the end of 2025, the Compensation Committee evaluated Mr. Stamatakis’ performance as Executive Chairman and based on his performance, awarded additional time-vested 40,000 RSUs effective January 2, 2026.
On September 8, 2025, Natalia Shuman was awarded 25,000 restricted stock units (“RSUs”) and options (“Options”) to purchase 35,000 shares of the Company’s common stock, pursuant to the approval of the Compensation Committee. The RSUs vest in three equal annual installments on the first three anniversary dates of the September 8, 2025 grant date. Upon vesting, each RSU is converted into one share of our common stock. The terms of the award are consistent with the standard terms of RSU awards for senior officers.
The Options have an exercise price of $9.71, the closing price on the NYSE for the Company’s common stock on the grant date. The Options can be exercised any time on or after September 8, 2026, and expire 10 years after the grant date, in each case subject to certain exceptions as to the vesting and forfeiture in case of termination of employment, death or disability. The Compensation Committee granted Ms. Shuman these awards because the Board felt that the CEO should have stock ownership to ensure alignment with our shareholders to promote a vested interest in the Company’s long-term performance. Natalia was not granted any equity upon commencing her employment and the Compensation Committee believed because she has been in the CEO role for eight months, the Board and the Compensation Committee determined that these awards were warranted.
The Compensation Committee also awarded Hani Hammad a bonus of $30,000 for his performance in 2025, which contributed significantly to the Company’s performance.

Mistras Group, Inc.	44	2026 Proxy Statement

OVERALL COMPENSATION FOR 2025 PERFORMANCE
The Compensation Committee reviews cash and RSUs earned by our named executive officers based on performance during a particular year. Due to the SEC disclosure rules for the Summary Compensation Table under “Executive Compensation,” the compensation set forth in that table for a particular year does not necessarily align with the actual compensation realized by a named executive officer that year. The equity compensation in the Summary Compensation Table is based upon accounting and SEC rules, which require that we include 100% of the target award value for the equity plan based on accounting rules, regardless of how much of the award is ultimately earned by the named executive officers. For 2025, our named executive officers received payouts of 60% of target under our equity plan because performance was below target levels.
ROLE OF EXECUTIVE OFFICERS IN SETTING COMPENSATION
In the past, the Compensation Committee did seek input from the Executive Chairman and CEO on the compensation of other executive officers. For 2025, the Compensation Committee made compensation decisions with input from Manny Stamatakis, the Executive Chairman, regarding the CEO, and from the Executive Chairman and Natailia Shuman, the CEO, regarding compensation of the other executive officers of the Company.
IMPACT OF TAX TREATMENT
The Company and the Compensation Committee consider tax, tax deductibility and accounting treatment of various compensation alternatives. However, these are not the driving or most influential factors. The Compensation Committee may approve non-deductible compensation arrangements if it believes they are in our best interests and those of our shareholders, taking into account several factors, including the need to retain quality executive officers.
EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS
All of our named executive officers have employment agreements which address severance upon termination of their employment. These are described under “Employment Agreements” beginning on page 56.
CHANGES TO EXECUTIVE COMPENSATION FOR 2026
For 2026, the incentive compensation programs for our named executives will remain substantially the same, except that the weighting for each metric will be 50% for Adjusted EBITDA, 25% for revenue and 25% for free cash flow. The targets are based on our 2026 budget and plan.
The Compensation Committee approved a base salary increase effective June 30, 2026 to $826,500.00 per year for Mr. Stamatakis’ to reflect his significant contributions to the Company throughout 2025.
COMPENSATION POLICIES
Stock Ownership Guidelines
The Compensation Committee and Board have established stock ownership guidelines for our executive officers. Our CEO is required to hold shares of our common stock with a value of at least five times his annual base salary and all other executive officers are required to hold shares of our common stock with a value of at least two times their annual base salary. Executive officers will have five years from their appointment to meet the guidelines. Unexercised options and unearned performance shares or performance RSUs are not counted toward meeting the guidelines until exercised or earned. If an executive officer is not meeting the minimum ownership guidelines (even if before the date he must meet them), the executive officer is required to hold all shares received from the vesting or exercise of an equity award during the preceding 36 months (other than shares withheld to pay withholding taxes and shares acquired upon the exercise of options which are sold to cover the exercise price) until the guidelines are met. In addition, all executive officers are not allowed to sell shares they acquire upon the vesting of RSUs or the exercise of options (net of shares withheld to pay withholding taxes or sold to pay the exercise price of options) for one year after vesting or exercise. For 2025, all our executive officers were in compliance with the stock ownership guidelines.

Mistras Group, Inc.	45	2026 Proxy Statement

Claw-Back Policy
We have established an incentive compensation recoupment policy in accordance with the NYSE requirements adopted in 2023. The policy requires that we recoup certain cash and equity incentive compensation received by executive officers within the preceding three years if there is an accounting restatement of our financial statements due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement (i) to correct an error in previously issued financial statements that is material to the previously issued financial statements, or (ii) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
If such a restatement occurs, the Compensation Committee would recalculate the incentive compensation for the period or periods related to the restated financial statements to determine what the executive officers should have received, based upon the restated financial statements. In that case, if the incentive compensation the executive officers received is greater than the recalculated amount of incentive compensation as determined by the Compensation Committee, then the Compensation Committee would seek to recoup such excess incentive compensation. The Compensation Committee would determine the manner by which we will seek recovery.
Hedging Prohibitions
Our Insider Trading Compliance Policy prohibits all our directors, officers and employees (and those of our subsidiaries) from (i) trading in options of any kind or other derivatives related to our securities, (ii) selling our securities short, (iii) purchasing our securities on margin, or (iv) entering into any other transaction or buying any financial instrument that directly or indirectly hedges or offsets any decrease in the value of Mistras common stock (or is designed to do so).
Continuing Review of Compensation Practices
We will continue to review our compensation practices and programs and will consider changes as the Compensation Committee deems appropriate to meet our compensation goals.
Risk Assessment of Compensation Practices and Programs
Our Compensation Committee and senior management assessed whether our compensation practices and programs for our executive officers and other employees pose any material risk to us, and the Compensation Committee sought input on this matter from Pay Governance in 2025. We determined that our compensation practices and programs are not reasonably likely to have a material adverse effect on us.
Timing of Equity Awards
The Compensation Committee has no formal policy regarding the timing of equity awards but does generally take into account whether there is any material, non-public information at the time equity awards are granted. Options are generally not awarded by the Company as part of our regular incentive plans. When they are awarded, their timing is generally dictated by the event precipitating the award (e,g,, new hire, promotion, etc.) and/or the schedules of the Committee members approving the award. In 2025, the Company granted no stock options that would require additional disclosure under SEC rules regarding the grant of options close in time to the release of material nonpublic information. We do not time the release of material information to affect the value of our executive compensation.

Mistras Group, Inc.	46	2026 Proxy Statement

Executive Compensation
SUMMARY COMPENSATION TABLE
The following table provides information regarding the compensation of our named executive officers during the last three years:

NAME AND PRINCIPAL POSITION(1)	FISCAL PERIOD	SALARY ($)	BONUS ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(5)	ALL OTHER COMPENSATION ($)(6)	TOTAL ($)
Natalia Shuman President and Chief Executive Officer	2025	850,000	—	1,971,413	190,482	510,000	88,474	3,610,368
Edward J. Prajzner Sr. Executive Vice President and Chief Financial Officer	2025	500,000	—	678,311	—	300,000	25,502	1,503,813
	2024	500,000	—	777,250	—	157,500	24,757	1,459,506
	2023	450,769	175,000	634,301		—	22,787	1,282,857
Manuel Stamatakis Executive Chairman	2025	725,000	—	1,527,473	1,982,372	435,000	46,484	4,716,328
	2024	591,346	—	1,040,000	—	196,875	42,151	1,870,372
	2023	241,269	250,000	109,999	759,000	—	2,644	1,362,912
Gennaro D’Alterio Executive Vice President and Chief Commercial Officer	2025	394,615	—	324,930	—	200,640	12,146	932,331
	2024	380,000	—	373,598	—	59,850	12,050	825,498
Hani Hammad Executive Vice President and Chief Operating Officer	2025	448,077	30,000	489,221	—	270,000	15,243	1,252,541
	2024	300,000	—	799,992	—	48,461	4,983	1,153,436

(1)	Positions are those held as of December 31, 2025. Ms. Shuman was not a Named Executive Officer in 2024 or 2023 and Mr. D’Alterio and Mr. Hammad were not named executive officers in 2023.
(2)	This column represents cash payments of discretionary bonuses awarded and paid after the conclusion of the year but are based upon the named executive officer’s performance during the year.
(3)
This column represents the value of RSUs, PSUs or performance-based RSUs, based upon their grant date fair value for stock compensation computed in accordance with FASB ASC Topic 718, as described in Note 12 to the audited financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2025.

The following table sets forth the maximum number of performance-based RSUs that can be earned if the specific levels of financial performance are achieved, which were derived using $10.08 per share, the average high and low prices of our shares on March 10-12, 2025. The maximum values of the performance-based RSUs were determined using the closing share price on the date of grant, $10.25.

Name	Maximum Number of Performance Share Units	Maximum Value of Performance Share Units
Natalia Shuman	337,300	$3,457,325
Edward Prajzner	124,006	$1,271,062
Manuel Stamatakis	287,700	$2,948,925
Gennaro D’Alterio	60,320	$618,280
Hani Hammad	89,290	$915,223

Mistras Group, Inc.	47	2026 Proxy Statement

(4)
The amounts reported are the grant date fair value of stock options granted to NEOs pursuant to FASB ASC Topic 718, excluding estimated forfeitures. The assumptions used to calculate the value of option awards are set forth under Note 12 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2025 filed with the SEC on March 11, 2026

(5)
The amounts in this column represent the cash payments under the annual incentive program made to each named executive officer after the conclusion of the fiscal period, based upon the Company’s performance against financial metrics during the fiscal period.

(6)
For All Other Compensation, no named executive officer, other than Ms. Shuman, received any perquisite or personal benefit which individually exceeded $25,000. Perquisites or personal benefits shown consisted of vehicle allowance or usage, group life insurance and Company matching of 401(k) plan contributions. Ms. Shuman received a payment of $70,000 upon the commencement of her employment to offset costs of traveling and finding and moving into a second residence near the Company’s headquarters in New Jersey.

Note on this table: The amounts in this table in the column “Stock Awards” and “Option Awards” do not reflect the value of equity awards actually earned, due to the SEC rules for this column and accounting rules. See “Overall Compensation for 2025 Performance” on page 45 and Pay Versus Performance on page 52.
GRANTS OF PLAN-BASED AWARDS IN 2025
The following table provides information regarding grants of non-equity incentive awards for our named executive officers for 2025.

	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)
NAME	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)
Natalia Shuman	$467,500	$850,000	$1,700,000
Edward Prajzner	$275,000	$500,000	$1,000,000
Manuel Stamatakis	$398,750	$725,000	$1,450,000
Gennaro D’Alterio	$183,920	$334,400	$668,800
Hani Hammad	$247,500	$450,000	$900,000

(1)
Amounts are potential payouts under the Company’s cash bonus plan for named executive officers for 2025, which are based on Company performance. The threshold assumes minimum performance for each metric, which pays at 55% of target award; maximum assumes performance at or above the levels needed for maximum payout, which pays out at 200% of target award level for each metric. No amounts are paid for a specific performance metric if performance is below the minimum performance level. The actual awards earned for 2025 are included under the Non-Equity Incentive Plan Compensation in the Summary Compensation Table for 2025. The minimum payouts above assume minimum threshold is attained for each metric. However, if the minimum threshold is not attained for one or two metrics, the actual payout may be less than the minimum set forth above.

Mistras Group, Inc.	48	2026 Proxy Statement

The following table provides information regarding the estimated future payouts of equity awards to our named executive officers granted in 2025.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/Shr.)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Approval Date	Grant Date	Threshold (#)	Target (#)	MAXIMUM (#)
Natalia Shuman	3/5/2025	3/12/2025	92,758	168,650	337,300				1,728,663
	9/8/2025	9/8/2025					35,000	9.71	190,482
	9/8/2025	9/8/2025				25,000			242,750
Edward Prajzner	3/5/2025	3/12/2025	34,102	62,003	124,006				635,531
	3/5/2025	3/12/2025				4,600			42,780
Manuel Stamatakis	12/31/2024	1/6/2025					375,000	9.06	1,982,371
	3/5/2025	3/12/2025	79,118	143,850	287,700				1,474,463
	3/5/2025	3/12/2025				5,700			53,010
Gennaro D’Alterio	3/5/2025	3/12/2025	16,587	30,158	60,320				309,120
	3/5/2025	3/12/2025				1,700			15,810
Hani Hammad	3/5/2025	3/12/2025	24,554	44,644	89,290				457,601
	3/5/2025	3/12/2025				3,400			31,620

(1)
Amounts are potential payouts of performance-based RSUs. The threshold assumes minimum performance, which pays at 55% of target award and maximum assumes performance at or above the levels needed for maximum payout which pays out at 200% of target award. No amounts are paid if performance is below the minimum performance level. The actual awards earned for 2025 are shown in the Compensation Discussion and Analysis under the heading “Bonus Plan and Equity Plan Results.” Any performance-based RSUs a named executive officer earns will vest 25% per year, on each December 31 of 2026, 2027, 2028 and 2029.

(2)
Amount awarded to Ms. Shuman represents RSUs that vest 33.3% per year, on each September 8 of 2026, 2027, and 2028. Amounts awarded to other named executive officers represent RSUs that vested 100% on March 5, 2026.

(3)	Amount awarded to Ms. Shuman represents stock options that vest 100% on September 8, 2026. Amount awarded to Mr. Stamatakis represents stock options that vested 100% on December 31, 2025.
(4)	The grant date fair value of performance-based RSU’s was determined using target shares granted.

Mistras Group, Inc.	49	2026 Proxy Statement

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2025
The following tables provide information regarding equity awards granted to our named executive officers that were outstanding as of December 31, 2025:

	Option Awards			Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options UNexercisable(3)	Option exercise price ($/share)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(1)(2)
N. Shuman		35,000	9.71	9/7/2035	126,190	1,596,304
E. Prajzner					85,668	1,083,700
M. Stamatakis	250,000		5.36	10/10/2033	132,100	1,669,927
	375,000		9.06	1/5/2035
G. D’Alterio					37,406	473,186
H. Hammad					68,234	863,160

(1)	These columns represent unvested RSUs which have only time-based vesting restrictions remaining plus performance based RSUs granted for 2025 which have been earned for the 2025 performance.
(2)	The market value is the number of shares or units multiplied by $12.65, the closing price of our common stock on December 31, 2025.
(3)	This column represents unvested stock options that vest 100% on September 8, 2026.
OPTION EXERCISES AND STOCK VESTED IN 2025

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
Edward Prajzner	24,544	270,063
Manny Stamatakis	125,000	978,750
Gennaro D’Alterio	10,539	102,671
Hani Hammad	23,530	253,889

The value realized for stock awards is the number of shares vesting on a particular day multiplied by the closing price of our common stock that day, or the immediately preceding trading day if shares vest on a day that is not a trading day.
There were no options exercised in 2025.
PENSION BENEFITS AND NON-QUALIFIED DEFERRED COMPENSATION
We do not currently provide our named executive officers with pension benefits or nonqualified deferred compensation.
PAY RATIO OF CEO
In 2023, we identified a median employee for purposes of this disclosure in accordance with SEC rules. To identify that median employee, we used the payroll records for determining total pay in 2023 for all employees in all jurisdictions, except Belgium, Brazil, Greece and India (which were excluded under a de minimis exemption). We annualized the pay for employees hired during the year. For each jurisdiction using a currency other than U.S. dollars, we used the same exchange rates used during 2023 to prepare our consolidated results of operations. We did not use any cost of living or other adjustments.

Mistras Group, Inc.	50	2026 Proxy Statement

However, the median employees selected in 2023, and subsequently in 2024, had significant increases in their compensation due to a change in positions, which we believed did not make their compensation appropriate to be the median compensation to compare to the CEO compensation. Therefore, we looked at other employees considered in our 2023 median selection process who had 2023 compensation substantially similar to the 2023 compensation of the prior median employees and selected one of these employees to use as our median employee for 2025.
We collected the 2025 annual total compensation for the new median employee using the same methodology we used for our named executive officers as disclosed in the Summary Compensation Table on page 47, and then compared that amount to the 2025 annual total compensation of our CEO. The results are as follows

(a) Median of the annual total compensation of all our employees, other than the CEO:	$75,504
(b) Annual total compensation of our CEO:	$3,581,697
(c) Ratio of (a) above to (b) above:	1 to 47

Mistras Group, Inc.	51	2026 Proxy Statement

Pay versus Performance

PAY VERSUS PERFORMANCE - PEO
							VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON
YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (SHUMAN)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (STAMATAKIS)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (BERTOLOTTI)	COMPENSATION ACTUALLY PAID TO PEO (SHUMAN)	COMPENSATION ACTUALLY PAID TO PEO (STAMATAKIS)	COMPENSATION ACTUALLY PAID TO PEO (BERTOLOTTI)	TOTAL SHAREHOLDER RETURN	PEER GROUP TOTAL SHAREHOLDER RETURN	NET INCOME (THOUSANDS)	ADJUSTED EBITDA (THOUSANDS)
2025	$3,581,697			$3,044,777			$162.93	$232.80	$16,837	$91,109
2024		$1,870,372			$1,962,872		$116.71	$213.98	$18,958	$82,459
2023		$1,362,912	$3,849,121		$1,362,912	$3,132,350	$94.31	$171.91	($17,453)	$65,800
2022			$2,062,234			$532,393	$63.52	$126.97	$6,499	$58,150
2021			$2,527,461			$2,347,163	$95.75	$112.70	$3,860	$62,976

PAY VERSUS PERFORMANCE – NON-PEO NAMED EXECUTIVE OFFICERS
			VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON
YEAR	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NAMED EXECUTIVE OFFICERS*	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NAMED EXECUTIVE OFFICERS*	TOTAL SHAREHOLDER RETURN	PEER GROUP TOTAL SHAREHOLDER RETURN	NET INCOME (THOUSANDS)	ADJUSTED EBITDA (THOUSANDS)
2025	$2,089,325	$2,359,464	$162.93	$232.80	$16,837	$91,109
2024	$1,124,383	$893,513	$116.71	$213.98	$18,958	$82,459
2023	$821,784	$790,269	$94.31	$171.91	($17,453)	$65,800
2022	$748,334	$473,252	$63.52	$126.97	$6,499	$58,150
2021	$1,006,564	$973,205	$95.75	$112.70	$3,860	$62,976

*	The non-PEO named executive officers for each year were:

2025	2024	2023	2022	2021
E. Prajzner	E. Prajzner	E. Prajzner	E. Prajzner	E. Prajzner
M. Stamatakis	G. D’Alterio	M. Keefe	M. Keefe	M. Keefe
G. D’Alterio	H. Hammad	M. Lange	M. Lange	M. Lange
H. Hammad	J. Smith	J. Smith	S. Vahaviolos	S. Vahaviolos
			J. Wolk	J. Wolk

Mistras Group, Inc.	52	2026 Proxy Statement

Reconciliations of summary compensation table pay to compensation actually paid:

PEO - SHUMAN
2025
Summary compensation table total	$3,581,697
Less Stock awards in summary compensation table	($2,133,224)
Plus the fair value as of the end of the year of all awards granted during the year that are outstanding and unvested as of the end of the fiscal year	$1,596,304
Plus the increase or minus the decrease in fair value as of the end of the year from the fair value as of end of the prior year of any awards granted in any prior year that are outstanding and unvested as of the end of the year	—
Plus awards that are granted and vested during the year, the fair value as of the vesting date	—
Plus the increase or minus the decrease in the fair value as of the vesting date from fair value as of the end of the prior year of any awards granted in any prior year which vested as of the end of or during the year	—
Less the fair value at the end of the prior year of awards that were forfeited in the year	—
Plus the value of dividends paid on awards during the year and prior to vesting that were not otherwise included in total compensation for the year	—
Compensation actually paid	$3,044,777

NON-PEO NAMED EXECUTIVE OFFICER Average
2025
Summary compensation table total	$2,089,325
Less Stock awards in summary compensation table	($1,238,648)
Plus the fair value as of the end of the year of all awards granted during the year that are outstanding and unvested as of the end of the fiscal year	$1,022,493
Plus the increase or minus the decrease in fair value as of the end of the year from the fair value as of end of the prior year of any awards granted in any prior year that are outstanding and unvested as of the end of the year	$401,343
Plus awards that are granted and vested during the year, the fair value as of the vesting date	—
Plus the increase or minus the decrease in the fair value as of the vesting date from fair value as of the end of the prior year of any awards granted in any prior year which vested as of the end of or during the year	$84,951
Less the fair value at the end of the prior year of awards that were forfeited in the year	—
Plus the value of dividends paid on awards during the year and prior to vesting that were not otherwise included in total compensation for the year	—
Compensation actually paid	$2,359,464

Key Financial Measures related to Pay versus Performance
The following are the most important financial performance measures used by the Compensation Committee to link compensation actually paid to the named executive officers for the most recently completed fiscal year to company performance.
Adjusted EBITDA
Free Cash Flow
Revenue

Mistras Group, Inc.	53	2026 Proxy Statement

Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures and are defined on page 42 of the Compensation Discussion and Analysis section of this Proxy Statement. Exhibit B contains a table reconciling these non-GAAP financial measurements to the most comparable financial measure under GAAP for 2025.
Peer Group
The following is the peer groups used to determine peer group total shareholder return in this section. This is the same peer group used by the Compensation Committee to evaluate the competitiveness of our compensation, as discussed above in the Compensation Discussion and Analysis.
2025 - 2022
Archrock, Inc.
CECO Environmental Corp
Columbus McKinnon Corporation
CIRCOR International, Inc.
DMC Global Inc.
DXP Enterprises, Inc.
Enerpac Tool Group Corp
Forum Energy Technologies, Inc.
Helix Energy Solutions Group, Inc
Matrix Service Company
MYR Group Inc.
Oceaneering International, Inc.
Oil States International, Inc.
The Hackett Group, Inc.
The following graph illustrates the relationship over the past five years between (A) the compensation actually paid to our PEO and the average compensation actually paid to the named executive officers other than the PEO; and (B) the cumulative total shareholder return of our stock and the cumulative shareholder return of the peer group:

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Mistras Group, Inc. TSR and Peer Group TSR
Compensation Actually Paid ($ in Thousands)
Company and Peer Group TSR (12/31/2020 Indexed to $100)
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2021
2022
2023
2024
2025
128
113
127
144
160
96
64
94
117
163
973
2,347
473
532
1,363
790
3,132
1,963
894
2,359
$3,582
PEO actual comp - Stamatakis
Non-PEO NEO average comp
PEO actual comp - Bertolotti
PEO actual comp - Shuman
Peer Group TSR
Company TSR

Mistras Group, Inc.	54	2026 Proxy Statement

The following graph illustrates the relationship over the past five years between (A) the compensation actually paid to our PEO and the average compensation actually paid to the named executive officers other than the PEO; and (B) our net income:

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Mistras Group, Inc. Net Income
Compensation Actually Paid ($ in Thousands)
Net Income ($ In Thousands)
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
($15,000)
($20,000)
2021
2022
2023
2024
2025
973
2,347
3,893
473
532
6,499
1,363
790
3,132
(17,453)
1,963
894
18,958
2,359
$3,582
16,837
PEO actual comp - Stamatakis
Non-PEO NEO average comp
PEO actual comp - Bertolotti
PEO actual comp - Shuman
Net Income

The following graph illustrates the relationship over the past five years between (A) the compensation actually paid to our PEO and the average compensation actually paid to the named executive officers other than the PEO; and (B) our Adjusted EBITDA:

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Mistras Group, Inc. Adjusted EBITDA
Compensation Actually Paid ($ in Thousands)
Adjusted EBITDA ($ in Thousands)
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
62,976
58,150
65,800
82,457
91,109
973
2,347
473
532
1,363
790
3,132
1,963
894
2,359
$3,582
2021
2022
2023
2024
2025
PEO actual comp - Stamatakis
Non-PEO NEO average comp
PEO actual comp - Bertolotti
PEO actual comp - Shuman
Adjusted EBITDA

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL
We have employment agreements for all our named executive officers, providing them with benefits in connection with a termination of employment in certain circumstances. These arrangements are designed to provide some level of continued income and benefits upon the termination of employment with the Company under certain circumstances (including, in certain cases, upon or in connection with a change of control). These benefits upon termination are described under the description of the respective named executive officer’s employment agreement, under the heading “Employment Agreements.”

Mistras Group, Inc.	55	2026 Proxy Statement

In addition to the payments, rights and benefits (including, in certain circumstances, accelerated equity vesting) provided for by the named executive officers’ employment agreements, accelerated equity vesting may also arise under the terms of our Amended and Restated 2016 Long-Term Incentive Plan in connection with a change in control. The treatment of awards under that plan in connection with a change in control will depend on whether the awards are assumed or replaced by the Company’s acquiror or successor. If they are, any performance-conditions will be deemed satisfied based on the greater of target and actual performance as of the date of the change in control, and any time-vesting requirements will remain in effect. Then, if within the next two years the grantee’s employment is terminated without cause or the grantee resigns with good reason, the vesting of the awards will fully accelerate. If the awards are not assumed or replaced by the Company’s acquiror or successor, then as of the date of the change in control any performance-conditions will be deemed satisfied based on the greater of target and actual performance, and any time-vesting requirements will fully accelerate. Each such vested award will then be cancelled in exchange for an amount per share equal to the consideration received by shareholders in the change in control, reduced in the case of stock options by the exercise price of that award. If a stock option’s exercise price is equal to or greater than the per share consideration received by shareholders in the change in control, the option will be cancelled for no consideration.
The following summarizes the payments and benefits that would be owed by us to our named executive officers under the circumstances described below, in each case assuming the event occurred on December 31, 2025.

CIRCUMSTANCE OF TERMINATION	SALARY	INCENTIVE BONUS(1)	UNVESTED EQUITY AWARDS (2)	HEALTHCARE BENEFITS	TOTAL
No Change in Control
Natalia Shuman	$1,700,000	––	$320,013	$15,334	$2,035,347
Edward Prajzner(2)	$1,000,000	—	$531,907	$33,619	$1,565,526
Manuel Stamatakis	$1,450,000	––	$3,016,177	––	$4,466,177
Gennaro D’Alterio	$418,000	—	$123,881	$29,700	$571,581
Hani Hammad	$450,000	—	$283,638	$29,700	$763,338
Change in Control
Natalia Shuman	$1,700,000	$1,700,000	$1,825,704	$15,334	$5,241,037
Edward Prajzner(2)	$1,000,000	$1,000,000	$1,083,700	$33,619	$3,117,319
Manuel Stamatakis	––	––	$3,016,177	––	$3,016,177
Gennaro D’Alterio	$627,000	$501,600	$473,186	$29,700	$1,631,486
Hani Hammad	$675,000	$675,000	$863,160	$29,700	$2,242,860

(1)	Does not include amounts paid under the column Non-Equity Incentive Plan Compensation in the Summary Compensation Table, which would be paid as well.
(2)	Actual performance achieved as of December 31, 2025 was used for the determination of outstanding PRSUs within Unvested Equity Awards for each respective executive officer.
EMPLOYMENT AGREEMENTS
Shuman Employment Agreement
In connection with Natalia Shuman hire as President and CEO, the Company and Natalia entered into an employment agreement on December 5, 2024 (the “Employment Agreement”). Pursuant to the Employment Agreement, Natalia commenced employment on January 1, 2025, with an initial annual base salary of $850,000 and has a target annual bonus opportunity equal to 100% of her base salary (with actual payout ranging between 0% and 200% of target, depending on actual performance). Natalia is also eligible for annual equity awards and, for 2025, the target amount of her equity incentive opportunity was 200% of her base salary (with the resulting award ranging between 0% and 200% of target, depending on actual performance). The size of subsequent annual equity awards to Natalia will be determined by the Compensation Committee, in its discretion.

Mistras Group, Inc.	56	2026 Proxy Statement

In addition, Natalia receives an annual automobile allowance of $15,000, annual reimbursement of her tax preparation expenses up to $7,500, and received a one-time relocation payment of $70,000 to help defray the costs of her relocation to a second residence in the Princeton, New Jersey area. If Ms. Shuman’s employment had ceased on or prior to December 31, 2026, due to a termination by the Company for cause, or a resignation by her without good reason (as those terms are defined in the Employment Agreement), she would have been required to repay the relocation payment to the Company.
The Employment Agreement also provides that if Natalia’s employment ceases due to a termination by the Company without cause or her resignation with good reason, she will receive the following severance benefits: (i) continuation of her base salary for 24 months; (ii) payment of any earned but unpaid annual incentive award for the preceding calendar year; (iii) a pro rata annual incentive award for the year of her cessation of employment; (iv) accelerated vesting of any performance-based restricted stock units previously earned and scheduled to vest in the 18 month period following her cessation of employment; and (v) COBRA continuation coverage at the Company’s expense for 12 months. However, if such cessation occurs during the 90 days preceding or 12 months following a change in control (as defined in the Company’s Amended and Restated 2016 Long-Term Incentive Plan), then in lieu of the pro-rata annual incentive award referenced in clause (iii) above, she will receive a lump sum payment equal to two times her target annual bonus opportunity. Any severance benefits payable under the Employment Agreement are conditioned on Natalia’s execution of a release of claims against the Company and its affiliates.
The Employment Agreement also contains customary provisions regarding confidentiality and ownership of intellectual property, an 18-month post-termination non-competition covenant, and a 24-month post-termination non-solicitation covenant.
Prajzner Employment Agreement
On December 31, 2024, we entered into an employment agreement with Edward Prajzner, our Sr. Executive Vice President and Chief Financial Officer, effective January 1, 2025. Pursuant to his employment agreement, Ed has an annual base salary of $500,000 and a target annual bonus opportunity for 2024 and 2025 equal to 100% of his base salary (with actual payout ranging between 0% and 200% of target, depending on actual performance). Ed is also eligible for annual equity awards and, for 2024 and 2025, his equity incentive opportunity is 125% of his base salary (with the resulting award ranging between 0% and 200% of target, depending on actual performance). In addition, Ed receives an annual automobile allowance of $10,100.
Ed’s employment agreement also provides that if Ed’s employment ceases due to a termination by the Company without cause or his resignation with good reason, he will receive the following severance benefits: (i) continuation of his base salary for 24 months; (ii) payment of any earned but unpaid annual incentive award for the preceding calendar year; (iii) a pro rata annual incentive award for the year of his cessation of employment; (iv) accelerated vesting of a special award Ed was granted in March 2023 and any performance-based restricted stock units previously earned and scheduled to vest in the 18 month period following his cessation of employment; and (v) COBRA continuation coverage at the Company’s expense for 12 months. However, if such cessation occurs during the 90 days preceding or 12 months following a change in control (as defined in the Company’s Amended and Restated 2016 Long-Term Incentive Plan), then in lieu of the pro-rata annual incentive award referenced in clause (iii) above, he will receive a lump sum payment equal to two times his target annual bonus opportunity. Any severance benefits payable under Ed’s employment agreement are conditioned upon Ed executing a release of claims against the Company and its affiliates. The employment agreement also contains customary provisions regarding confidentiality and ownership of intellectual property, a 12-month post-termination non-competition covenant, and a 24-month post-termination non-solicitation covenant.
Stamatakis Employment Agreement
Effective January 1, 2025, we entered into a new employment agreement with Manny for his position as Executive Chairman, which replaced the previous agreement. Pursuant to his new 2025 employment agreement, Manny has an annual base salary of $725,000 and a target annual bonus opportunity equal to 100% of his base salary (with actual payout ranging between 0% and 200% of target, depending on actual performance). Manny is also eligible for annual equity awards with a target equity incentive opportunity equal to 200% of his base salary (with the resulting award ranging between 0% and 200% of target, depending on actual performance). The terms of such annual awards will be determined by the Compensation Committee of the Company’s Board of Directors, provided that the vesting of such annual awards will accelerate upon any termination of Manny’s employment other than a termination for cause.
The new 2025 employment agreement also provides that if Manny’s employment ceases due to a termination by the Company without cause or his resignation with good reason (as those terms are defined in the 2025 employment agreement), he will receive the following severance benefits: (i) a lump sum cash payment equal to 200% of his base salary (unless such termination occurs

Mistras Group, Inc.	57	2026 Proxy Statement

upon or following a change in control of the Company); (ii) a pro rata annual incentive award for the year of his cessation of employment, based on the greater of target or actual performance for the year of termination; (iii) a pro rata portion of performance-based restricted stock units then subject to an open performance period will become earned and vested, based on actual performance through the end of the performance period; and (iv) his time-vested stock options and any previously earned performance-based restricted stock units will vest, to the extent not already vested. Such severance benefits will be conditioned on Manny’s execution of a release of claims against the Company and its affiliates.
In addition, the employment agreement provides that the Company will indemnify Manny for acts or omissions in his capacity as an officer, director and/or employee of the Company, and advance the expenses of his defense in any proceeding connected to his service as an officer, director and/or employee of the Company, in each case to the maximum extent permitted by applicable law.
In connection with Manny’s 2025 employment agreement, the Compensation Committee awarded Manny a stock option to purchase 375,000 shares of the Company’s common stock. This is further described under the “Compensation Discussion and Analysis – 2024 Compensation – Discretionary Performance Awards.”
D’Alterio Employment Agreement
In connection with Gennaro D’Alterio’s appointment as Chief Commercial Officer of the Company on September 10, 2023, the Company and Gennaro entered into an employment agreement. Gennaro’s initial annual base salary is $380,000 and the target annual bonus opportunity is equal to 50% of his base salary (with actual payout ranging between 0% and 200% of target, depending on actual performance). Gennaro is also eligible for annual equity awards, and the target amount of his equity incentive opportunity for 2024 was 80% of his base salary (with the resulting award ranging between 0% and 200% of target, depending on actual performance). In addition, Gennaro receives an annual automobile allowance of $10,100.
Gennaro’s employment agreement also provides that if Gennaro’s employment ceases due to a termination by the Company without cause or his resignation with good reason, he will receive the following severance benefits: (i) continuation of his base salary for 12 months; (ii) payment of any earned but unpaid annual incentive award for the preceding calendar year; (iii) a pro rata annual incentive award for the year of his cessation of employment; (iv) accelerated vesting of an award of restricted stock units he received upon his hire as Chief Commercial Officer and of any performance-based restricted stock units previously earned and scheduled to vest in the 12 month period following his cessation of employment; and (v) COBRA continuation coverage at the Company’s expense for 12 months. However, if such cessation of employment occurs during the 90 days preceding or 12 months following a change in control (as defined in the Company’s Amended and Restated 2016 Long-Term Incentive Plan), then Gennaro will receive continuation of his salary for 18 months and in lieu of the pro-rata annual incentive award referenced in clause (iii) above, he will receive a lump sum payment equal to one and one-half of (1.5 times) his target annual bonus opportunity. Any severance benefits payable under Gennaro’s employment agreement are conditioned on Gennaro’s execution of a release of claims against the Company and its affiliates. The employment agreement also contains customary provisions regarding confidentiality and ownership of intellectual property, a 12-month post-termination non-competition covenant, and a 24-month post-termination non-solicitation covenant.
Hammad Employment Agreement
In connection with Hani Hammad’s appointment as Chief Transformation Officer (“CTO”) of the Company on March 26, 2024, the Company and Hani entered into an employment agreement. We have made modifications to his arrangement to account for his new position as Chief Operating Officer (“COO”), effective January 1, 2025. As CTO, Hani’s initial annual base salary was $400,000 and the target annual bonus opportunity was equal to 50% of his base salary (with actual payout ranging between 0% and 200% of target, depending on actual performance). Mr. Hammad is also eligible for annual equity awards, and the target amount of his equity incentive opportunity for 2024 was 100% of his base salary (with the resulting award ranging between 0% and 200% of target, depending on actual performance). In addition, Hani receives an annual automobile allowance of $10,100. In his new position of COO, Hani’s base salary was increased to $450,000 and his target bonus opportunity was increased to 100% of his base salary. Hani’s target for equity awards remained 100% of his base salary, and the size of subsequent annual equity award targets will be determined by the Compensation Committee.
Hani’s employment agreement also provides that if Hani’s employment ceases due to a termination by the Company without cause or his resignation with good reason, he will receive the following severance benefits: (i) continuation of his base salary for 12 months; (ii) payment of any earned but unpaid annual incentive award for the preceding calendar year; (iii) a pro rata annual incentive award for the year of his cessation of employment; (iv) accelerated vesting of an award of all 47,058 restricted stock units

Mistras Group, Inc.	58	2026 Proxy Statement

he received upon his hire as CTO and of any performance-based restricted stock units previously earned and scheduled to vest in the 12 month period following his cessation of employment; and (v) COBRA continuation coverage at the Company’s expense for 12 months. However, if such cessation of employment occurs during the 90 days preceding or 12 months following a change in control (as defined in the Company’s Amended and Restated 2016 Long-Term Incentive Plan), then Hani will receive continuation of his salary for 18 months and in lieu of the pro-rata annual incentive award referenced in clause (iii) above, he will receive a lump sum payment equal to one and one-half of (1.5 times) his target annual bonus opportunity. Any severance benefits payable under Hani’s employment agreement are conditioned on Hani’s execution of a release of claims against the Company and its affiliates. The employment agreement also contains customary provisions regarding confidentiality and ownership of intellectual property, a 12-month post-termination non-competition covenant, and a 24-month post-termination non-solicitation covenant.

Mistras Group, Inc.	59	2026 Proxy Statement

Shareholder Proposals and Other Matters
Shareholders may submit proposals on matters appropriate for shareholder action at meetings of the Company’s shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. If a shareholder wants us to include such a proposal in our proxy statement for presentation at our 2027 annual shareholders meeting, the proposal must be received by our Corporate Secretary, at 195 Clarksville Road, Princeton Junction, New Jersey 08550, no later than December 8, 2026, and all applicable requirements of Rule 14a-8 must be satisfied. If the shareholder submitting the proposal is not the holder of record, the shareholder will need to submit to us proof of ownership for at least one year. This can generally be obtained from the bank, broker or other nominee holding the shares. We are not required to include any proposal received after December 8, 2026 in our proxy materials for the 2027 annual shareholders meeting.
A shareholder may also nominate directors or have other business brought before the 2027 annual shareholders meeting by submitting the nomination or proposal to us on or after January 19, 2027, and on or before February 18, 2027, in accordance with Section 2.14 of our bylaws. If, however, our 2027 shareholders meeting is held before April 19, 2027, or after July 18, 2027, the time period for a shareholder to submit a nomination or proposal will be modified in accordance with Section 2.14 of our bylaws. The nomination or proposal must be delivered to our Corporate Secretary at 195 Clarksville Road, Princeton Junction, New Jersey 08550, and meet all the requirements of our bylaws. Our bylaws are available on our website at http://investors.mistrasgroup.com/governance.cfm.

Mistras Group, Inc.	60	2026 Proxy Statement

Exhibit A
Amendment to MISTRAS Group, Inc 2016 Long-Term Incentive Plan
MISTRAS GROUP, INC.
2016 LONG-TERM INCENTIVE PLAN
AMENDED AND RESTATED AS OF MARCH 27, 2024
ARTICLE 1
GENERAL
1.1 Purpose. The purpose of the Plan is to enable the Company to provide equity-based and other incentive compensation opportunities in order to facilitate the ability of the Company to attract, motivate, reward and/or retain qualified employees, directors and other service providers who make or are expected to make significant contributions to the success of the Company and its Subsidiaries.
1.2 Eligibility. Awards may be granted under the Plan to any present or future non-employee director, officer or employee of, and any consultant or adviser to, the Company or any of its Subsidiaries, provided that Incentive Stock Options may be granted only to employees of the Company or a Subsidiary.
1.3 Types of Awards. Awards under the Plan may include, without limitation, Options, Stock Appreciation Rights, shares of Restricted Stock, Restricted Stock Units, other Share-based Awards and Cash-Based Awards, all as described in Articles 5 through 7 hereof.
ARTICLE 2
DEFINITIONS
2.1 “Award” means an award made to an eligible service provider under the Plan.
2.2 “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms and conditions of an Award.
2.3 “Board” means the Board of Directors of the Company.
2.4 “Cash-Based Award” means an Award granted under and subject to Section 7.2 hereof.
2.5 “Cause” means, with respect to any Participant and unless otherwise specified in a Participant’s Award Agreement, (a) if there is an employment or other services agreement between the Participant and the Company or a Subsidiary that defines the term “cause” (or a term of like import), the Participant’s engaging in conduct that constitutes “cause” (or a term of like import) within the meaning of that agreement, or (b) if there is no employment or service agreement between the Participant and the Company or a Subsidiary that defines the term “cause” (or a term of like import), (1) the Participant’s failure (other than temporarily while physically or mentally incapacitated) or refusal to perform the duties of the Participant’s employment or other service if such failure or refusal shall not have ceased or been remedied within fifteen days following written warning from the Company or a Subsidiary; (2) the Participant’s engaging in conduct or activities materially damaging to the property, business or reputation of the Company or a Subsidiary or to the ability of the Participant to perform the duties of his or her employment or other services; (3) the Participant’s conviction of or plea of no contest to a felony; (4) a material breach by the Participant of any material written restrictive covenant or agreement made by the Participant with the Company or any successor or acquiring company (or any of their respective affiliates); (5) a material unauthorized disclosure intentionally made by the Participant to any person of any confidential information or trade secrets of the Company or any of its Subsidiaries; or (6) the Participant’s failure to comply in all material respects with the policies of the Company or a Subsidiary or with any non-competition, non-solicitation or other restrictive covenants made by or the fiduciary duties of the Participant to the Company or a Subsidiary; in each of such cases as determined by the Board or the Committee acting in its good faith discretion.

Mistras Group, Inc.	61	2026 Proxy Statement

2.6 “Change in Control” means the occurrence of any of the following events:
(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) a subsidiary of the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, (iii) Sotirios Vahaviolos (and any person whose holdings would be attributed to Dr. Vahaviolos pursuant to Section 318(a) of the Code), or (iv) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities, other than an acquisition directly from the Company;
(b) there is consummated a consolidation, merger or reorganization of the Company, unless (1) the stockholders of the Company immediately before such consolidation, merger or reorganization own, directly or indirectly, at least a majority of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such consolidation, merger or reorganization, (2) individuals who were members of the Board immediately prior to the execution of the agreement providing for such consolidation, merger or reorganization constitute a majority of the board of directors of the surviving corporation or of a corporation directly or indirectly beneficially owning a majority of the voting securities of the surviving corporation, and (3) no person beneficially owns more than 50% of the combined voting power of the then outstanding voting securities of the surviving corporation (other than a person who is (A) the Company or a subsidiary of the Company, (B) an employee benefit plan maintained by the Company, the surviving corporation or any subsidiary, or (C) the beneficial owner of 50% or more of the combined voting power of the outstanding voting securities of the Company immediately prior to such consolidation, merger or reorganization); or
(c) there is consummated a plan of complete liquidation or dissolution of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets, in one transaction or a series of related transactions, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity more than 50% of the combined voting power of the voting securities of which is owned by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale.
2.7 “Code” means the Internal Revenue Code of 1986, as amended.
2.8 “Committee” means the Compensation Committee of the Board.
2.9 “Company” means Mistras Group, Inc., a Delaware corporation, and any successor thereto.
2.10 “Disability” means a Participant’s inability to engage in any substantial gainful activity by reason of a physical or mental illness or injury that is expected to result in death or to last for one year or more, as determined by a duly licensed physician designated by the Company.
2.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.12 “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares covered by the Option and, with respect to a SAR, the baseline price of the Shares covered by the SAR; provided that in no event may the Exercise Price per Share be less than 100% of the Fair Market Value per Share on the date the Option or SAR is granted (110% in the case of an ISO granted to a Ten Percent Stockholder).
2.13 “Fair Market Value” means, as of any relevant date: (a) the closing price per Share on such date on the principal securities exchange on which the Shares are traded or, if no Shares are traded on that date, the closing price per Share on the next preceding date on which Shares are traded, or (b) the value determined under such other method or convention as the Committee, acting in a consistent manner in accordance with the Plan and applicable tax law, may prescribe.
2.14 “Good Reason” means
(a) if there is an employment or other services agreement between the Participant and the Company or a Subsidiary that defines the term “good reason” (or a term of like import), the meaning defined in such agreement; or

Mistras Group, Inc.	62	2026 Proxy Statement

(b) if there is no employment or service agreement between the Participant and the Company or a Subsidiary that defines the term “good reason” (or a term of like import), then: actions or omissions by the Company or an affiliate at the time of or following a Change in Control resulting in any of the following, without the advance written consent of the Participant:
(i) the assignment to the Participant of any duties materially inconsistent with the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change in Control, or any other material diminution in such position, authority, duties or responsibilities;
(ii) any reduction in the Participant’s annual base salary in effect immediately prior to the Change in Control;
(iii) the failure to provide the Participant with bonus opportunities at least as generous in the aggregate as those to which the Participant was entitled immediately prior to the Change in Control;
(iv) a failure by the Company to timely pay the Participant any compensation earned by the Participant; or
(v) the Company’s requiring the Participant (1) to be based at any office or location more than fifty (50) miles from the office where the Participant was employed immediately prior to the Change in Control, or (2) to travel on Company business to a materially greater extent than what was customarily required prior to the Change in Control.
Notwithstanding the foregoing, for purposes of this subsection (b), a Participant will not have “Good Reason” to terminate his or her employment merely because the Participant is no longer a senior executive of a public company and/or has a change in title, duties, authority, responsibilities or reporting structure as a result of the Change in Control transaction (including having a reporting relationship within a larger company) provided that the Participant retains a substantially similar level of responsibilities over the other portions and areas of the business for which he or she exercised responsibility prior to the Change in Control transaction. In order to terminate for “Good Reason,” a Participant must provide written notice to the Company his or her intent to terminate for Good Reason, together with an description of the conduct or circumstances giving rise to such termination, which notice must be provided within 60 days after the occurrence of such conduct or circumstances. The Company shall have the right to correct such conduct or circumstances (and thereby avoid a termination for Good Reason) within 30 days after it receives the written notice described in the preceding sentence. If the Company does not correct such conduct or circumstances within such 30-day cure period, then the Participant may terminate his or her employment for Good Reason, provided that such termination is effective within 30 days (after the end of such 30-day cure period).
2.15 “Incentive Stock Option” or “ISO” means an Option that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.
2.16 “Option” means an option to purchase Shares granted pursuant to Section 5.1.
2.17 “Participant” means any person who has been selected to receive an Award under the Plan or who holds an outstanding Award under the Plan.
2.18 “Plan” means the long-term incentive plan set forth herein, as it now exists or is hereafter amended.
2.19 “Restricted Stock” means stock issued in the name of a Participant pursuant to Section 6.1, subject to applicable transfer restrictions and vesting and other conditions.
2.20 “Restricted Stock Unit” or “RSU” means a contingent right to receive Shares in the future that is granted pursuant to Section 6.1.
2.21 “Shares” means shares of the Company’s common stock.
2.22 “Stock Appreciation Right” or “SAR” means a right to receive appreciation in the value of Shares granted pursuant to Section 5.2.
2.23 “Subsidiary” means (a) a corporation or other entity in an unbroken chain of corporations or other entities at least 50% of the total value or voting power of the equity securities of which is owned by the Company or by any other corporation or other entity in the chain, and (b) any other corporation or entity in which the Company has a 20% controlling interest, directly or indirectly, as may be designated by the Committee pursuant to the criteria set forth in Section 1.409A-1(b)(5)(iii)(E) of the Treasury regulations.

Mistras Group, Inc.	63	2026 Proxy Statement

2.24 “Ten Percent Stockholder” means a person who owns or is deemed to own (under Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary.
ARTICLE 3
ADMINISTRATION
3.1 General. Except as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee. The Committee shall be composed of at least two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act) with respect to Awards made to a Participant who is subject to Section 16 of the Exchange Act.
3.2 Authority of the Committee. Subject to the provisions of the Plan (including, without limitation, the minimum vesting condition and the restriction against vesting acceleration set forth in Section 3.4), the Committee, acting in its discretion, may select the persons to whom Awards will be made, prescribe the terms and conditions of each Award and make amendments thereto, construe, interpret and apply the provisions of the Plan and of any Award Agreement, and make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan or of any Award. The Committee shall have full power and authority to carry out its responsibilities and functions under the Plan. The Committee may obtain at the Company’s expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.
3.3 Delegation of Authority.
(a) General. Except as limited by applicable law and as otherwise provided by Section 3.3(b) below, the Committee may delegate (which delegation may be modified or revoked at any time) to any person or subcommittee (who may, but need not be members of the Committee or the Board or officers of the Company) such Plan-related administrative authority and responsibilities as it deems appropriate, provided, however, that the Committee may not delegate its authority with respect to non-ministerial actions relating to individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act.
(b) Authority to Grant Awards. To the extent permitted by applicable law, the Board may, by resolution, authorize (which authorization may be modified or revoked at any time) one or more executive officers (each, an “Authorized Officer”) to do one or both of the following on the same basis as (and as if the Authorized Officer for such purposes were) the Committee: (i) designate eligible employees to receive Awards and (ii) determine the size and terms and conditions of any such Awards; provided, however, that the Board shall not delegate such responsibilities to any executive officer for Awards to an eligible employee who is an executive officer, a non-employee director of the Company, or a more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined in accordance with Section 16 of the Exchange Act. The Authorized Officer(s) shall report periodically to the Board or the Committee regarding the nature and scope of the Awards granted by them pursuant to this Section 3.3(b).
3.4 Minimum Vesting Condition. Any Award granted hereunder shall provide for a vesting period of at least one year following the date of grant. Notwithstanding the preceding sentence, Awards may be granted hereunder without any such minimum vesting condition; provided that the foregoing exception shall apply solely to Awards granted to non-employee directors of the Company. The foregoing minimum vesting requirement does not prevent the Committee from granting Awards that contain rights to accelerated vesting on a termination of employment or service, from applying Sections 9.1 and 9.2 hereof or from otherwise accelerating the vesting of any Award in its discretion.
3.5 Decisions Binding. Any determination made by the Committee in the exercise of its authority with respect to the Plan or any Award shall be made in the Committee’s sole discretion, and all such determinations shall be final, conclusive and binding on all persons.
3.6 Indemnification. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary acting on behalf of the Board or the Committee (including an Authorized Officer), shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan. The Company shall indemnify and hold harmless each member of the Committee and the Board and any such officer or employee of the Company or any Subsidiary to whom any duty or power relating to the administration of the Plan or

Mistras Group, Inc.	64	2026 Proxy Statement

any Award is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including reasonable legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.
ARTICLE 4
SHARES SUBJECT TO THE PLAN; INDIVIDUAL AWARD LIMITS
4.1 Shares Issuable under the Plan. Subject to Section 4.2, 7,900,000 Shares shall be available for grant and issuance pursuant to Awards made under the Plan. The maximum number of Shares that may be issued pursuant to ISOs shall be 1,000,000. If and to the extent that an Award terminates, expires, is canceled or is forfeited for any reason (including upon cancellation or settlement of such award in exchange for cash or property other than Shares), the Shares associated with that Award will become available (or again be available) for grant under the Plan. Similarly, Shares withheld in settlement of a tax withholding obligation associated with an Award (other than a stock option or stock appreciation right), will become available (or again be available) for grant under the Plan. However, for the avoidance of doubt, in the case of a stock-based settlement of a stock appreciation right, any Shares that are subject to the exercised portion of the Award that are not delivered upon such exercise will not become available (or again be available) for grant under the Plan. Similarly, any Shares withheld in satisfaction of the exercise price of a stock option will not become available (or again be available) for grant under the Plan. Shares issued in respect of awards granted in substitution for equity-based awards of any entity acquired by the Company or a Subsidiary, or with which the Company or a Subsidiary combines, will not be counted against the number of shares available for issuance hereunder. Shares issued under the Plan may be either authorized and unissued Shares, or authorized and issued Shares held in the Company's treasury, or any combination of the foregoing.
4.2 Adjustments for Capital Changes. In the event of a split-up, spin-off, stock dividend, recapitalization, consolidation of shares or similar capital change, the Board or the Committee shall make such adjustments to the number and class of shares that may be issued under the Plan pursuant to Section 4.1 and the number, class and/or Exercise Price of Shares subject to outstanding Awards, as the Committee, in its discretion, deems appropriate in order to prevent undue dilution or enlargement of the benefits available under the Plan or an outstanding Award, as the case may be, provided that the number of Shares subject to any Award shall always be a whole number. Any determination or adjustment made by the Board or the Committee under this Section shall be binding and conclusive on all persons.
4.3 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and/or any of its respective Subsidiaries operate or have employees, directors and consultants, in order to comply with the requirements of any foreign securities exchange or other applicable law, or to otherwise ensure the viability of the benefits from Awards granted to employees, directors and consultants performing services in such countries and to meet the objectives of the Plan, the Committee, in its discretion, shall have the power and authority to: (i) modify the terms and conditions of any Award granted to employees, directors and consultants outside the United States to comply with applicable law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (ii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 4.1; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.
ARTICLE 5
STOCK OPTIONS; STOCK APPRECIATION RIGHTS
5.1 Grant of Company Stock Options. The Committee may grant Options to Participants upon such vesting, exercise, forfeiture and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time an Option is granted or, if the holder’s rights are not adversely affected, at any subsequent time. Each Option will be deemed NOT to be an Incentive Stock Option unless and except to the extent that, at the time the Option is granted, the Committee specifically designates such Option as an Incentive Stock Option. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all

Mistras Group, Inc.	65	2026 Proxy Statement

plans of the Company and its affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall not be treated as ISOs. If an Option is designated as an ISO and if part or all of the Option does not qualify as an ISO, then the Option or the portion of the Option that does not so qualify will nevertheless remain outstanding and will be characterized as a non-ISO.
5.2 Grant of Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) to Participants, either alone or in connection with the grant of an Option, upon such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time the SARs are granted or, if the holder’s rights are not adversely affected, at any subsequent time. Upon exercise, the holder of a SAR shall be entitled to receive cash and/or a number of whole Shares (as determined by the Committee) having a value equal to the product of X and Y, where--
X = the number of whole Shares as to which the SAR is being exercised, and
Y = the excess of (i) the Fair Market Value per Share on the date of exercise over (ii) the Exercise Price per Share covered by the SAR.
5.3 Exercise Price. The Committee shall determine the Exercise Price per Share under each Option and each SAR, provided that (a) the Exercise Price per Share shall be at least equal to the Fair Market Value per Share on the date the Option or SAR is granted; and (b) in the case of an ISO granted to a Ten Percent (10%) Stockholder, the Exercise Price per Share shall be at least equal to 110% of the Fair Market Value per Share on the date the ISO is granted.
5.4 Re-Pricing Prohibited. Options and SARs granted under the Plan with an Exercise Price greater than the then current Fair Market Value may not be re-priced and may not be purchased or exchanged for cash, Shares or other property or Awards without the approval of the Company’s stockholders. In no event may an Option or SAR be re-priced if such re-pricing would cause the Option or SAR to be covered by Section 409A of the Code. In addition, Options and SARs with an Exercise Price less than the then current Fair Market Value shall not be repurchased or exchanged for other Awards or cash without the approval of the Company’s stockholders. For avoidance of doubt, however, this section will not prohibit adjustments in accordance with Sections 4.2 or 9 hereof.
5.5 Term of Options and SARs. Unless sooner terminated in accordance with its terms, each Option and each SAR shall automatically expire on the tenth anniversary of the date the Option or SAR is granted (or, in the case of an ISO granted to a Ten Percent Stockholder, on the fifth anniversary of the date the ISO is granted).
5.6 Exercise of Options. A Participant may exercise an outstanding Option that is vested and exercisable by transmitting to the Secretary of the Company (or another person designated by the Company for this purpose) a written notice identifying the Option that is being exercised and specifying the number of whole Shares to be purchased pursuant to such exercise, together with payment in full of the aggregate Exercise Price payable for such Shares and any applicable withholding taxes. The Exercise Price shall be payable in cash or by check or by any other means that the Committee may expressly permit, including, without limitation, (a) by the Participant’s surrender of previously-owned Shares, or by the Company’s withholding Shares that otherwise would be issued if the Exercise Price had been paid in cash, in each case having a Fair Market Value on the date the Option is exercised equal to the Exercise Price, (b) by payment to the Company pursuant to a broker-assisted cashless exercise program established and made available by the Company in connection with the Plan, (c) by any other method of payment that is permitted by applicable law, or (d) by any combination of the foregoing. Applicable withholding taxes shall be payable in cash or by any other method that may be permitted by the Committee in accordance with Section 11.1.
5.7 Exercise of SARs. A Participant may exercise an outstanding SAR that is vested and exercisable by transmitting to the Secretary of the Company (or another person designated by the Company for this purpose) a written notice identifying the SAR that is being exercised and specifying the number of whole Shares for which the SAR is being exercised, together with payment in full of the withholding taxes due in connection with the exercise. The withholding tax amount shall be payable in cash or by any other method that may be permitted by the Committee in accordance with Section 11.1.

Mistras Group, Inc.	66	2026 Proxy Statement

5.8 Termination of Employment or Service. Unless otherwise determined by the Committee at grant, or thereafter if no rights of the Participant are thereby reduced, the following rules apply with regard to outstanding Options and SARs held by a Participant at the time of his or her termination of employment or other service with the Company and its Subsidiaries:
(a) If the Participant’s employment or service is terminated for any reason other than for Cause or the Participant’s death or Disability then (1) any unvested Options and SARs outstanding at the time of the Participant’s termination of employment or other service will thereupon be canceled and of no further force or effect, and (2) any vested Options and SARs outstanding at such time will expire and be of no further force or effect if and to the extent they are not exercised within ninety (90) days after the date of such termination of employment or other service, provided that in no event may any such vested Options and SARs be exercised after the expiration of the stated term thereof.
(b) If the Participant’s employment or other service is terminated on account of the Participant’s death or Disability, then (1) any unvested Options and SARs outstanding at the time of the Participant’s termination of employment or other service will thereupon be canceled and of no further force or effect, and (2) any vested Options and SARs outstanding at such time will expire and be of no further force or effect if and to the extent they are not exercised within one year after the date of such termination of employment or other service, provided that, in no event may such vested Options and SARs be exercised after the expiration of the stated term thereof.
(c) If the Participant’s employment or other service is terminated by the Company or a Subsidiary for Cause (or at a time when grounds for a termination for Cause exist), then, notwithstanding anything to the contrary contained herein, such outstanding Options and/or SARs (whether or not otherwise vested) shall immediately terminate and shall have no further force or effect.
5.9 Rights as a Stockholder. A Participant shall have no rights to vote or receive dividends or any other rights of a stockholder with respect to any Shares covered by an Option or SAR unless and until such Option or SAR is validly exercised and such Shares are issued to the Participant. The Company will issue such Shares promptly after the exercise of such Option or SAR (to the extent the SAR is settled in Shares) is completed.
ARTICLE 6
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS
6.1 Grant of Restricted Stock and RSU Awards. The Committee may grant Restricted Stock Awards and/or Restricted Stock Unit Awards (RSUs) to any Participant. Under a Restricted Stock Award, the Company issues Shares to the Participant when the Award is made and the Shares are subject to such vesting and other terms and conditions as the Committee may prescribe. Under a Restricted Stock Unit Award, the Participant receives the right to receive Shares in the future if the vesting and other terms and conditions imposed by the Committee are satisfied. The vesting and other terms and conditions applicable to the Shares covered by a Restricted Stock Award or the RSUs covered by a Restricted Stock Unit Award (including, but not limited to, conditions and restrictions tied to the achievement of specified performance objectives and/or the completion of one or more specified periods of future service) will be determined by the Committee, acting in its discretion in accordance with the Plan, when the Award is granted and will be set forth in the applicable Award Agreement.
6.2 Minimum Purchase Price for Shares. Unless the Committee, acting in accordance with applicable law, determines otherwise, the purchase price payable for Shares issued pursuant to a Restricted Stock Award or a Restricted Stock Unit Award must be at least equal to the par value of the Shares.
6.3 Restricted Shares. Shares issued pursuant to a Restricted Stock Award may be evidenced by book entries on the Company’s stock transfer records pending satisfaction of the applicable vesting conditions. If a stock certificate for restricted Shares is issued, the certificate will bear an appropriate legend to reflect the nature of the conditions and restrictions applicable to the Shares. The Company may retain physical possession of any such stock certificate and may require a Participant to deliver a stock power to the Company, endorsed in blank, in order to facilitate the transfer back to the Company of restricted Shares that are forfeited. Notwithstanding the foregoing, if a Participant forfeits Shares covered by a Restricted Stock Award, the Shares that are forfeited shall automatically be cancelled on the books and records of the Company whether or not the Participant returns a certificate for such Shares or otherwise fails or refuses to execute documents or take other action requested by the Company in connection with the cancellation of the forfeited Shares. Except to the extent otherwise provided under the Plan or the Award Agreement,

Mistras Group, Inc.	67	2026 Proxy Statement

a Participant who holds unvested Shares pursuant to a Restricted Stock Award shall have all of the rights of a stockholder with respect to said Shares, including the right to vote the Shares and the right to receive dividends thereon (subject to the vesting and payment conditions described in Section 6.5).
6.4 Shares Covered by RSU Awards. No Shares will be issued pursuant to a RSU Award unless and until the applicable vesting and other conditions have been satisfied. The holder of a RSU Award shall have no rights as a stockholder with respect to Shares covered by the RSUs unless and until the RSUs becomes vested and the Shares covered by the vested RSUs are issued to the Participant. Subject to Section 6.5, the Committee may provide that a Participant who holds RSUs will be entitled to receive dividend equivalent credits based upon the dividends that would have been payable with respect to the Shares covered by the RSUs if such Shares were outstanding.
6.5 Dividends on Restricted Stock and RSU Shares. If a dividend is declared with respect to outstanding Shares, then (a) a corresponding dividend will be paid with respect to Shares covered by an outstanding Restricted Stock Award, and (b) if specified in the applicable Award Agreement, a corresponding dividend equivalent will be credited with respect to the Shares covered by an outstanding RSU Award, as if such Shares were outstanding. In the case of RSU Awards, such dividend equivalent credits (if any) will be denominated in the form of cash or in the form of additional RSUs (based upon the then Fair Market Value per Share) or any combination thereof, all as determined by the Committee. Dividends paid and dividend equivalents credited with respect to Restricted Stock and RSU Awards shall be subject to the same vesting and forfeiture conditions and the same payment terms that are applicable to the Shares of Restricted Stock or RSU Shares to which such dividend or dividend equivalent credits apply and/or, if applicable, such different terms and conditions that may be required in order to comply with Section 409A of the Code.
6.6 Non-Transferability. No Restricted Stock Award or RSU Award, and no Shares covered by a Restricted Stock Award or RSU Award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to the Company or its designee in accordance with the terms of the Award or the Plan, and any attempt to do so shall be null and void.
6.7 Termination of Service Before Vesting; Forfeiture. Unless otherwise specified in the Award Agreement or otherwise subsequently determined by the Committee, unvested Shares held pursuant to a Restricted Stock Award and unvested RSUs held under a RSU Award shall be forfeited and canceled upon the termination of a Participant’s employment or other service with the Company and its Subsidiaries. Such cancellation shall not affect any right a Participant may have pursuant to the terms of the forfeited Award to receive all or a portion of the purchase price (if any) paid by the Participant in connection with the issuance of unvested Shares.
6.8 Timing Requirements for Settlement of RSUs. Unless otherwise specified in the applicable Award Agreement, RSUs shall be settled in the form of Shares or cash (as determined by the Committee) as soon as practicable after the RSUs become vested but in no event later than the 15th day of the third month following the calendar year in which the vesting of such RSUs occurs. Notwithstanding the foregoing, the original terms of a RSU Award may expressly provide that settlement of vested RSUs covered by the Award will be deferred until a later date or the occurrence of a subsequent event, provided that any such deferral provision complies with the election, distribution timing and other requirements of Section 409A of the Code.
6.9 Unrestricted Shares. A Participant who holds Shares that become vested under a Restricted Stock Award or who holds RSUs that become vested (to the extent the vested RSUs are settled in Shares) will be entitled to receive Shares (in certificated or book entry form) free and clear of the conditions and restrictions imposed by the Award Agreement and the Plan, subject, however, to the payment or satisfaction of applicable withholding taxes.
ARTICLE 7
OTHER FORMS OF AWARD
7.1 Other Share-Based Awards. Subject to applicable law, the Committee, acting in its discretion, may grant such other forms of Award denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to, Company Shares, including, without limitation, performance share awards, performance unit awards, stock bonus Awards, dividend equivalent Awards (either alone or in conjunction with other Awards), purchase rights for Shares, and Share-based Awards designed to comply with or take advantage of applicable laws outside of the United States. Each such Share-based Award will be made upon such vesting, performance and other terms and

Mistras Group, Inc.	68	2026 Proxy Statement

conditions as the Committee, acting in its discretion in accordance with the Plan, may determine. If and when a Share-based Award granted under this Section becomes payable, payment may be made in the form of cash, whole Shares or a combination of cash and whole Shares (as determined by the Committee).
7.2 Cash-Based Awards. Subject to the other terms of the Plan, the Committee may grant Cash-Based Awards (including immediate cash payments) either alone or in conjunction with other Awards under the Plan. Subject to applicable law, Cash-Based Awards may be granted in lieu of other compensation. The Committee shall establish the terms and conditions of Cash-Based Awards in its discretion, including vesting conditions (if any).
7.3 Termination of Service Before Vesting; Forfeiture. Unless otherwise specified in the Award Agreement or otherwise subsequently determined by the Committee, unearned and/or unvested Share-based Awards and Cash-Based Awards granted under this Article shall be forfeited and canceled upon the termination of a Participant’s employment or other service with the Company and its Subsidiaries.
ARTICLE 8
[Reserved]
ARTICLE 9
CHANGE IN CONTROL
9.1 Assumption or Substitution of Outstanding Awards. If a Change in Control occurs, the parties may agree that outstanding Awards shall be assumed by, or converted into a substitute award for or with respect to shares of common stock of, the successor or acquiring company (or a parent company thereof) on an economically equivalent basis. The vesting and other terms of any such assumed or substitute award shall be substantially the same as the vesting and other terms and conditions of the original Award, provided that (a) if the assumed or substituted Award is an Option or SAR, the number of shares and Exercise Price shall be adjusted in accordance with the principles set forth in Sections 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D) of the Treasury regulations, and (b) if the assumed or substituted Award is not an Option or SAR, the number of shares covered by the assumed or substitute Award will be based upon the Change in Control transaction value of the Company’s outstanding Shares. If the original Award is subject to the satisfaction of performance conditions, then such performance conditions shall be deemed to have been satisfied immediately prior to the Change in Control on the basis of the greater of (a) the target award or (b) actual performance as of the date of the Change in Control. If, within two years following a Change in Control, a Participant’s employment or other service terminates due to the Participant’s death or Disability or is terminated by the Company or a successor or acquiring company (or any of its or their affiliates) without Cause or by the Participant for Good Reason, then any outstanding assumed or substitute Awards held by such terminated Participant shall immediately be fully vested, and any outstanding assumed or substitute Options and SARs will remain outstanding for 180 days after such termination of employment (or, if earlier, until the expiration of their original stated terms). Notwithstanding the foregoing, any outstanding awards held by non-employee directors shall vest immediately upon a Change in Control.
9.2 Awards Not Assumed or Substituted. If a Change in Control occurs and if the parties do not agree that an outstanding Award shall be assumed or substituted by the successor or acquiring company (or a parent company thereof) pursuant to Section 9.1, then any time-based vesting conditions will be deemed fully satisfied and any performance conditions applicable to such Award will be deemed to have been satisfied immediately prior to the Change in Control on the basis of the greater of (a) the target award or (b) actual performance as of the date of the Change in Control. Each such Award shall be cancelled immediately prior to the effective time of the Change in Control in exchange for an amount equal to the per Share consideration received by the holders of outstanding Shares in the Change in Control transaction, reduced in the case of an Option or SAR by the Exercise Price for such Shares. No consideration will be payable in respect of the cancellation of an Option or SAR with an Exercise Price per Share that is equal to or greater than the value of the Change in Control transaction consideration per Share. The amount payable with respect to the cancellation of an outstanding Award pursuant to this Section will be paid in cash, unless the parties to the Change in Control agree that some or all of such amount will be payable in the form of freely tradable shares of common stock of the successor or acquiring company (or a parent company thereof). Subject to Section 9.4, the payments contemplated by this Section 9.2 shall be made upon at or as soon as practicable following the effective time of the Change in Control.

Mistras Group, Inc.	69	2026 Proxy Statement

9.3 No Fractional Shares. In the event of an adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each converted Award shall cover only the number of full shares resulting from the adjustment.
9.4 Section 409A. Notwithstanding anything to the contrary contained herein or in an Award Agreement, if a provision of the Plan or an Award Agreement would cause an acceleration of the vesting or payment of deferred compensation that is subject to Section 409A of the Code on account of the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control constitutes a “change in ownership,” “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A of the Code or such accelerated vesting and/or payment may otherwise be made without violating Section 409A of the Code. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment or settlement schedule that would have applied under the Award in the absence of a Change in Control.
ARTICLE 10
AMENDMENT AND TERMINATION
10.1 Amendment and Termination of the Plan. The Board, acting in its sole discretion, may amend the Plan at any time and from time to time and may terminate the Plan at any time. Plan amendments will be subject to approval by the Company’s stockholders if and to the extent such approval is required in order to satisfy applicable law and/or stock exchange listing rules. If not sooner terminated, the Plan will terminate on March 27, 2034, the tenth anniversary of the date the Plan, as amended and restated, was approved by the Board.
10.2 Outstanding Awards. Except as specifically required or permitted by Article 9, no amendment of an Award Agreement shall cause any then outstanding Award to be forfeited or altered in a material way that adversely affects a Participant’s rights, unless the Participant consents thereto. Similarly, no termination, amendment or modification of the Plan will affect any Award granted prior to the date of such termination, amendment or modification.
ARTICLE 11
TAX WITHHOLDING; SECTION 409A
11.1 Tax Withholding. Each Participant shall, no later than the date as of which the Participant realizes taxable income with respect to an Award, pay to the Company, or make arrangements satisfactory to the Committee for the payment of, the minimum amount of any such applicable taxes required by law to be withheld with respect to the Award (or such other amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or other applicable governmental entity). The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant (whether in settlement of the Award or otherwise). Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy the applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy the related taxes to be withheld and applied to the tax obligations; provided, however, that, with the approval of the Committee (which approval may be granted or withheld in its sole discretion and may but need not be applied on a uniform or consistent basis), a Participant may satisfy some or all of the applicable tax withholding requirement by either (a) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (b) delivering already owned unrestricted Shares, in each case, having a Fair Market Value on the date on which the amount of tax to be withheld is determined equal to the applicable taxes to be withheld and applied to the tax obligations (with any fractional share amounts resulting therefrom settled in cash). The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award.
11.2 Section 409A Compliance. It is intended that Awards made under the Plan, including any deferred payment or settlement terms and conditions shall be structured, applied and interpreted in a manner that is exempt from or in compliance with Section 409A of the Code. For any Award that is non-qualified deferred compensation subject to Section 409A of the Code, the Committee may elect to liquidate such Award at any time in a manner intended to comply with Treas. Reg. § 1.409A-3(j)(4)(ix) or any successor provision. Notwithstanding anything to the contrary, if a

Mistras Group, Inc.	70	2026 Proxy Statement

Participant becomes entitled to payments (cash or Shares) under an Award on account of the “termination of the Participant’s employment or other service” or words of like import, and if such payments constitute “deferred compensation” within the meaning of Section 409A of the Code, then (a) such termination of employment or service will not be deemed to have occurred unless and until the Participant incurs a “separation from service” within the meaning of Section 409A of the Code and the regulations issued thereunder, and (b) to the extent required by Section 409A of the Code, if the Participant is a “specified employee” within the meaning of Section 409A of the Code at the time of his or her separation from service, then such payment shall be delayed until the first business day after the expiration of six months following the date of the such separation from service or, if earlier, the date of the Participant’s death. Further, to the extent provided in Prop. Treas. Reg. § 1.409A-1(b)(4)(ii), Treas. Reg. § 1.409A-2(b)(7)(ii) or any successor provision, the Company may delay settlement of an Award if it reasonably determines that such settlement would violate federal securities laws or any other applicable law. On the delayed payment date, the Participant (or the Participant’s Beneficiary) will be entitled to receive a lump sum payment or distribution of the payments that otherwise would have been made during the period that such payments are delayed. Notwithstanding the foregoing, each Participant shall be solely responsible, and the Company shall have no liability to the Participant or otherwise, for or with respect to any taxes, acceleration of taxes, interest or penalties arising under Section 409A of the Code.
ARTICLE 12
MISCELLANEOUS
12.1 Non-Transferability. Except as otherwise specifically permitted by the Plan or the applicable Award Agreement, no Award shall be assignable or transferable except upon the Participant’s death to his or her “beneficiary” (as defined below), and, during a Participant’s lifetime, an Option or SAR may be exercised only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, subject to the consent of the Committee (which it may grant, condition or deny in its sole discretion for any or no reason), a Participant may make an inter vivos transfer of an Option (other than an ISO) or a SAR to any “family member” (within the meaning of Item A(1)(a)(5) of the General Instructions to SEC Form S-8 or a successor), including, without limitation, to one or more trusts, partnerships, limited liability companies and other entities which qualify as family members, provided that such transfer is not a transfer for value or is a transfer for value that the Committee determines is for estate planning purposes. For the purposes hereof, a Participant’s “beneficiary” is any person or entity (including, without limitation, a trust or estate) designated in writing by a Participant to succeed to the Participant’s Award(s) upon the Participant’s death, subject to the provisions hereof and of the applicable Award Agreement(s). A Participant may designate a beneficiary by delivering a written beneficiary designation to the Committee (or its designee) in such form and in such manner as the Committee (or its designee) may prescribe. Each beneficiary designation duly filed with the Committee (or its designee) will have the effect of superseding and revoking any prior beneficiary designation. If a Participant does not designate a beneficiary, or if no designated beneficiary survives the Participant, then the Participant’s estate will be deemed to be his or her beneficiary. The term “Participant,” as used herein, shall be deemed to include the Participant’s beneficiary if and to the extent the context requires.
12.2 Successors. All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a Change in Control or otherwise, and the term “Company” as used herein shall be construed accordingly.
12.3 Legal Construction. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
12.4 Requirements of Law. Notwithstanding anything to the contrary contained herein, the granting of Awards and the obligation of the Company to sell, issue or deliver Shares with respect to any Award shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws and Delaware law. The Committee may require, as a condition of the issuance and delivery of Shares or certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.
12.5 Sub-Plans. The Committee may from time to time establish subplans under the Plan for purposes of satisfying securities, tax or other laws of any foreign jurisdictions that may apply to Participants who receive Awards. Any such subplan shall contain such limitations and other terms and conditions as the Committee determines are

Mistras Group, Inc.	71	2026 Proxy Statement

necessary or desirable and shall be in such form (including, without limitation, as an Appendix to the Plan) as the Committee deems appropriate. Each subplan shall be deemed a part of the Plan, but shall apply only to the Participants who are subject to the laws of the jurisdiction to which the subplan relates.
12.6 Uniformity Not Required. The provisions of the Award Agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.
12.7 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give the Participant any rights that are greater than those of a general creditor of the Company.
12.8 Claw Back Conditions. Notwithstanding anything to the contrary contained herein or in an Award Agreement, Awards and benefits otherwise provided by Awards made under the Plan shall be subject to the Company’s incentive compensation claw back policies as in effect from time to time, and, as applicable, the claw back requirements of the Dodd-Frank Act Section 954.
12.9 Limitation of Rights. The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any person’s employment or other service at any time, and the Plan shall not confer upon any person the right to continue in the employ or other service of the Company or any Subsidiary. No employee, director or other person shall have any right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.
12.10 Notice. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its General Counsel (or such other person as the Company may designate in writing from time to time), and, if to the Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: (i) if delivered personally or via recognized overnight delivery service, on the date so delivered; (ii) if sent via telecopier or email, on the date telecopied or emailed with confirmation of delivery; or, (iii) if mailed, five business (5) days after the date of mailing by registered or certified mail; provided, however, that for purposes of clauses (i) and (ii) above, any delivery made on a business day after 5 pm (in the time zone of the Company’s principal executive office), or on a weekend or federal holiday, will be deemed given on the next business day.
12.11 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
12.12 Decisions and Determinations Final. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.
12.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state).

Mistras Group, Inc.	72	2026 Proxy Statement

Exhibit B
Reconciliation of Non-GAAP Financial Measurements Used for Determining Incentive Compensation to GAAP Financial Measurements.
In addition to financial information prepared in accordance with GAAP, the Company uses adjusted financial measures that are not prepared in accordance with GAAP and that we believe provide investors and management with supplemental information relating to the Company’s operating performance and trends that facilitate comparisons between periods and with respect to trends and projected information. The term "Adjusted EBITDA" is a financial measure not calculated in accordance with GAAP and is defined by the Company as net income attributable to MISTRAS Group, Inc. plus: interest expense, provision for income taxes, depreciation and amortization, share-based compensation expense, certain acquisition related costs (including transaction due diligence costs and adjustments to the fair value of contingent consideration), foreign exchange (gain) loss, other income, non-cash impairment charges, reorganization and other costs and, if applicable, certain additional special items which are noted. A reconciliation of Adjusted EBITDA to Net income as computed under GAAP is set forth in the table below. The Company also uses the term “free cash flow,” a non-GAAP financial measure. The Company defines "free cash flow" as cash provided by operating activities less capital expenditures (which is classified as an investing activity). A reconciliation of free cash flow to net cash provided by operating activities as computed under GAAP is set forth in the table below.
Each of these non-GAAP financial measures has material limitations as a performance or liquidity measure and should not be considered alternatives to Net income or any other measures derived in accordance with GAAP. Because these non-GAAP financial measures may not be calculated in the same manner by all companies, these measures may not be comparable to other similarly titled measures used by other companies.
(All Amounts in Thousands)

RECONCILIATION OF NET LOSS (GAAP) TO ADJUSTED EBITDA (NON-GAAP):
FOR THE YEAR ENDED DECEMBER 31, 2025
GAAP: Net income	$16,921
Less: Net income attributable to noncontrolling interests, net of taxes	84
Net income attributable to MISTRAS Group, Inc.	$16,837
Interest expense	14,643
Income tax expense	5,557
Depreciation and amortization	31,008
Share-based compensation expense	5,216
Reorganization and other related costs, net	12,654
Environmental Expenses	1,743
Foreign exchange loss	3,451
Non-GAAP: Adjusted EBITDA	$91,109

Mistras Group, Inc.	73	2026 Proxy Statement

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES (GAAP) TO FREE CASH FLOW (NON-GAAP):
FOR THE YEAR ENDED DECEMBER 31, 2025
GAAP: Net cash provided by operating activities	$32,981
Less:
Purchases of property, plant and equipment	(24,674)
Purchases of intangible assets	(4,518)
Non-GAAP: Free cash flow	$3,789

Mistras Group, Inc.	74	2026 Proxy Statement

MISTRAS

MISTRAS GROUP, INC.
195 CLARKSVILLE ROAD
PRINCETON JUNCTION, NJ 08550

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on May 18, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MG2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on May 18, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88232-P45784

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MISTRAS GROUP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Nicholas DeBenedictis
02) James J. Forese
03) Richard H. Glanton
04) Michelle J. Lohmeier
05) Charles P. Pizzi
06) Natalia Shuman
07) Manuel Stamatakis

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of MISTRAS Group, Inc. for the year ending December 31, 2026.	☐	☐	☐
3. To approve the amendment to the MISTRAS Group, Inc., 2016 Long-Term Incentive Plan to increase the number of shares authorized for issuance.	☐	☐	☐
4. To approve, on an advisory basis, the compensation of MISTRAS Group, Inc.'s named executive officers.	☐	☐	☐

NOTE: Conduct such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V88233-P45784

MISTRAS GROUP, INC.
Annual Meeting of Shareholders
May 19, 2026 11:00 AM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Eileen Coggins and Edward Prajzner, and each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MISTRAS GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, EDT on May 19, 2026, being held as a virtual meeting, which can be accessed at www.virtualshareholdermeeting.com/MG2026, and any adjournment or postponement thereof. The proxies are further authorized to vote upon such other matters as may properly come before the Annual Meeting of Shareholders and any postponements or adjournments thereof in accordance with their best judgment.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side